SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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AVATAR HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AVATAR
HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134
(305) 442-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2007
To the Stockholders of Avatar Holdings Inc.:
       The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida, on May 31, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To elect ten directors.

2.	To approve the appointment of Ernst & Young LLP, independent registered public accounting firm, to act as auditors for Avatar for the year ending December 31, 2007.

3.	To approve an amendment to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement).

4.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.
      The Board of Directors has fixed the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.
      Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.
      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary
Dated: April 30, 2007.

AVATAR HOLDINGS INC., 201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134 (305) 442-7000
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2007
       This proxy statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation (“Avatar” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.
VOTING RIGHTS AND PROXY INFORMATION
Record Date; Voting Rights
       Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.
      At the close of business on April 2, 2007, 8,268,551 shares of Common Stock, $1.00 par value, of Avatar (“Common Stock”), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on April 2, 2007, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Election of Directors.” In accordance with Avatar’s By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Proxies
       When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, such shares will be voted: (1) FOR the election as directors of Avatar the ten nominees named therein; (2) FOR approval of the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of Avatar for the year ending December 31, 2007; (3) FOR approval of an amendment to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) (“Incentive Plan”); and (4) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.
      Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder withheld authority to vote for such nominee(s) (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.
      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2007 and to approve the amendment to the Incentive Plan. Abstentions will have the same effect as votes against such proposals because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will not be counted in respect of the proposals.
      If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as the election of directors (Item 1) and the appointment of Ernst & Young LLP (Item 2). The approval of the amendment to the Incentive Plan, however, is considered a non-discretionary item and, therefore, your broker may not vote your shares without instructions from you. If you do not provide voting instructions on a non-discretionary item, the shares will be treated as “broker non-votes.”
      This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 2006, including financial statements, are first being mailed to stockholders of record as of the close of business on April 2, on or about May 1, 2007.
      If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Common Stock as of April 2, 2007. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of Avatar.

PRINCIPAL STOCKHOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT
Principal Stockholders
       The following table sets forth, as of April 2, 2007, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

		Amount and
		Nature of
		Beneficial		Percent of
Name of Beneficial Owner	Address of Beneficial Owner	Ownership		Class

Odav LLC	280 Park Ave. New York, NY 10017	2,107,763	(1)(2)	25.5%

Private Capital Management, L.P.	8889 Pelican Bay Blvd. #500 Naples, FL 34108	1,801,523	(3)	21.8%

Advisory Research, Inc.	180 North Stetson St., Suite 5500 Chicago, IL 60601	1,405,660	(4)	17.0%
Leon Levy Foundation	280 Park Ave. New York, NY 10017	706,426	(5)	8.5%

Third Avenue Management LLC	622 Third Avenue New York, NY 10017	652,202	(6)	7.9%

Dimensional Fund Advisors LP	1299 Ocean Avenue Santa Monica, CA 90401	459,052	(7)	5.6%

Highbridge International LLC	The Cayman Corporate Centre 27 Hospital Road, 4th Floor Grand Cayman, Cayman Islands, British West Indies	523,390	(8)	6.0	%(8)

     (1) Does not include shares owned by Joshua Nash, who is Chairman of the Board of Directors of Avatar and is sole member of Joshua Nash II LLC, a managing member of Odav LLC, a Delaware limited liability company (“Odav”), formed in September 2003 to hold the Common Stock owned by Odyssey Partners, L.P. Jack Nash, the father of Joshua Nash and the sole member of Jack Nash LLC, has the sole power to vote, direct the voting of, dispose of and direct the disposition of the shares of Common Stock beneficially owned by Odav and, accordingly, may be deemed to own beneficially the Common Stock owned by Odav. Joshua Nash votes the Common Stock owned by Odav under the directions of Jack Nash LLC. Each of Jack Nash and Joshua Nash has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a member of Odav. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odav. Joshua Nash’s ownership of Common Stock is indicated in the table included in “Security Ownership of Directors, Nominees and Management.”
     (2) By virtue of its present Common Stock ownership, Odav may be deemed to be a “control” person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
     (3) Based upon information set forth in Amendment No. 6 to Schedule 13G, filed on February 14, 2007, by Private Capital Management, L.P. (“PCM”) (a registered investment adviser), the aggregate amount beneficially owned is 1,801,523 shares, of which 1,730,523 shares are held for the benefit of various clients; PCM shares voting and dispositive power with respect to shares managed by PCM; and beneficial ownership of such shares is disclaimed.
     (4) Based upon information set forth in Schedule 13G, filed February 20, 2007, Advisory Research, Inc. (“ARI”) (a registered investment adviser) is deemed to beneficially own 1,405,660 shares for which ARI has sole voting and dispositive power.
     (5) Based upon information set forth in Schedule 13G, filed April 26, 2007, Shelby White and Elizabeth Moynihan, trustees of the foundation, may be deemed to beneficially own the shares owned by the foundation for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended; the foundation, Shelby White and Elizabeth Moynihan have shared voting power and shared dispositive power over the shares; beneficial ownership of such shares is disclaimed by Shelby White and Elizabeth Moynihan.

     (6) Based upon information set forth in Amendment No. 5 to Schedule 13G, filed on February 14, 2007, Third Avenue Management LLC (“TAM”) (a registered investment adviser) is deemed to beneficially own 652,202 shares on behalf of investment advisory clients, for which TAM has sole voting and dispositive power.
     (7) Based upon information set forth in Schedule 13G/A, filed on February 9, 2007, Dimensional Fund Advisors LP (“DFA”) (a registered investment advisor) is deemed to beneficially own 459,052 shares by virtue of its service as investment advisor to four investment companies and investment manager to certain other comingled group trusts and separate accounts, none of which, to DFA’s knowledge, holds 5% or more of Common Stock. DFA has sole voting and dispositive power and disclaims beneficial ownership of such shares.
     (8) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of April 2, 2006, there were 8,268,551 shares of Common Stock outstanding. Based upon information set forth in Amendment No. 1 to Schedule 13G, filed on February 8, 2007, by Highbridge International LLC (“HI”), HI and its affiliates are deemed to beneficially own 522,517 shares of Common Stock by virtue of the ownership of $27,500,000 principal amount of Avatar’s 4.50% Convertible Senior Notes due 2024 (the “4.50% Notes”) which were convertible as of January 1, 2007 during the quarter ended March 31, 2007, and became convertible as of April 1, 2007 for the quarter ending June 30, 2007, pursuant to the terms of the Indenture governing the 4.50% Notes.
Security Ownership of Directors, Nominees and Management
       The following table sets forth, as of April 2, 2007, information with respect to the outstanding shares of Common Stock owned beneficially by each present director, nominee for director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

		Options Exercisable
		and RSUs, Stock
	Shares Owned	Units and 4.50%	Total
	Directly and	Notes Convertible	Beneficial		Percent of
Name or Group	Indirectly(1)	within 60 days(2)	Ownership(3)		Class(3)

Paul D. Barnett	None	None	None		*
Eduardo A. Brea	5,657	954	6,611	(4)	*
Milton Dresner	3,320	959	4,279		*
Roger W. Einiger	3,000	581	3,581		*
Gerald D. Kelfer	65,113	None	65,113	(5)	*
Martin Meyerson	2,747	938	3,685	(6)	*
Joshua Nash	2,108,163	798	2,108,961	(7)	25.50%
Kenneth T. Rosen	1,400	260	1,660		*
Joel M. Simon	400	954	1,354		*
Fred Stanton Smith	4,349	514	4,863		*
William G. Spears	39,898	907	40,805	(8)	*
Beth A. Stewart	6,400	260	6,660	(9)	*
Jonathan Fels	2,672	20,000	22,672	(10)	*
Michael Levy	6,015	24,750	30,765	(11)	*
Dennis J. Getman	None	10,000	10,000	(12)	*
Charles L. McNairy	None	None	None		*
All current directors and executive officers as a group (consisting of 17 persons of whom 14 beneficially own shares of Common Stock)			2,311,009	(4)(5)(6)(7)(8)(9)(10)(11)(12)	27.74%

     * Represents less than one percent.
     (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.
     (2) Includes for each incumbent non-management director 260 Restricted Stock Units (“RSUs”) awarded as additional compensation on May 25, 2006, which RSUs become convertible into an equal number of shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the 2007 Annual Meeting of

Stockholders. Also includes Stock Units representing deferred directors’ fees, which Stock Units become issuable as shares of Common Stock at the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director. (See “Directors’ Compensation.”)
     (3) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of April 2, 2007, there were 8,268,551 shares of Common Stock outstanding.
     (4) Does not include 251,360 shares beneficially owned by Sterling Capital Management LLC (“Sterling Capital”), of which Mr. Brea is a Partner and Managing Director. Sterling Capital (a registered investment adviser) disclaims beneficial ownership of such shares which are held for the benefit of various clients. Includes 260 RSUs and 694 Stock Units.
     (5) Includes 2,000 shares owned by his children, over which shares Mr. Kelfer shares voting and dispositive power. Shares owned directly by Mr. Kelfer are held in a margin account and may be, or may become, pledged as security for the account.
     (6) Does not include 847 shares owned by Mr. Meyerson’s wife, as to which shares Mr. Meyerson disclaims beneficial ownership. Includes 260 RSUs and 678 Stock Units.
     (7) Includes 260 RSUs, 538 Stock Units and 2,107,763 shares owned by Odav. Mr. Nash is the sole member of Joshua Nash II LLC, a managing member of Odav and, therefore, may be deemed to own beneficially the shares of Common Stock owned by Odav. See Notes(1) and (2) to the preceding table included in “Principal Stockholders.”
     (8) Does not include 1,000 shares owned by the Estate of Mr. Spears’ deceased wife, as to which shares Mr. Spears disclaimed beneficial ownership. Includes 19,898 shares held by an individual profit sharing plan, a charitable remainder trust and a family foundation, over which shares Mr. Spears has either sole or shared voting and investment power. Includes 260 RSUs and 647 Stock Units.
     (9) Shares owned directly by Ms. Stewart are held in a margin account and may be, or may become, pledged as security for the account.
     (10) Includes 20,000 shares issuable upon exercise of options. Shares owned directly by Mr. Fels are held in a margin account and may be, or may become, pledged as security for the account.
     (11) Includes 20,000 shares issuable upon exercise of options and 1,500 shares owned by his children, over which shares Mr. Levy has sole voting and dispositive power. Also includes 4,750 shares issuable upon conversion of $250,000 principal amount of 4.50% Notes as conversion privileges currently are exercisable within 60 days. Shares owned directly by Mr. Levy are held in a margin account and may be, or may become, pledged as security for the account.
     (12) Represents 10,000 shares issuable upon exercise of options.
CORPORATE GOVERNANCE AND CODES
OF BUSINESS CONDUCT AND ETHICS
Corporate Governance Guidelines and Principles
       Avatar’s Board of Directors has adopted Corporate Governance Guidelines and Principles as a component of the flexible governance framework within which the Board, assisted by its committees, directs Avatar’s affairs. The Corporate Governance Guidelines and Principles, which define the role of the Board of Directors, are available on Avatar’s website at www.avatarholdings.com.
Director Independence
       The Board of Directors has determined that all nominees for election or reelection meet the qualification standards set forth in Avatar’s Corporate Governance Guidelines and Principles and meet the independence criteria under the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”) except for Joshua Nash, Gerald D. Kelfer, and Paul D. Barnett, nominee for election to the Board. In making such determination, the Board considered relevant facts regarding such nominee, in particular that each nominee determined to be independent does not have a material relationship with Avatar, either directly (other than as a nominee and/or stockholder) or as a stockholder, director, officer, partner or affiliate of an organization that has a relationship with Avatar. In determining the independence of Fred Stanton Smith the Board considered the consulting fees paid to him (see “Directors’ Compensation”). The Board has further determined that all current members of the Audit Committee meet the more stringent independence requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq for Audit Committee membership.

Code of Business Conduct and Ethics
       The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Avatar and a Supplemental Code of Ethics for the CEO, CFO and other Senior Financial Officers. These Codes of Business Conduct and Ethics are available on Avatar’s website at www.avatarholdings.com.
Related Person Transaction Policy
       To supplement the broader provisions of Avatar’s Code of Business Conduct and Ethics, the Board of Directors has adopted a policy and procedures for review and approval or ratification by the Audit Committee of transactions in which the Company participates and a “related person” has a material direct or indirect interest. A “related person” means: each director and executive officer of the Company; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest. Transactions that are subject to this policy include those that are required by SEC rules to be disclosed in this proxy statement under the heading “Certain Relationships and Related Transactions.”
      Generally under the policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of the Company who intends to cause the Company to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Audit Committee.
      The transaction will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arm’s-length basis, and the impact of the transaction on the Company’s business and operations. The related person transaction policy is available on Avatar’s website at www.avatarholdings.com.

1.   ELECTION OF DIRECTORS
       Ten directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, ten votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.
      All of the nominees were elected at the May 25, 2006 Annual Meeting of Stockholders except Paul D. Barnett. The Board of Directors met five times during 2006, including the annual meeting of directors held immediately following the 2006 Annual Meeting of Stockholders.
      The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.
      The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

		Principal Occupation or
Name	Age	Occupations and Directorships

Paul D. Barnett	46	Managing Director, Ulysses Management, LLC, a private investment firm, since February 2005; formerly Managing Principal, Odyssey Investment Partners, LLC, a private investment firm, from 1997 to 2004.

Eduardo A. Brea Director since May 2002	40	Partner and Managing Director of Sterling Capital Management LLC, a registered investment adviser, since 2000; formerly Senior Vice President from 1995 to 2000; formerly Senior Analyst, Wachovia Investment Management, from 1990 to 1995.

Milton Dresner Director since July 1995	81	Founding Partner, The Highland Companies, since 1960, a diversified real estate development and management organization; Director, New Media Lottery Services, Inc.

Roger W. Einiger Director Since May 2006	59	Private investor since May 2001; formerly: Consultant to Canadian Imperial Bank of Commerce, from December 1998 to May 2001; Vice Chairman of CIBC Oppenheimer Corp., an investment banking and brokerage company, from November 1997 to November 1998; Vice Chairman, Oppenheimer & Co., Inc., an investment banking and brokerage company, from 1992 to 1997, and prior thereto served in various capacities since 1969; Director, NDS Group plc.

Gerald D. Kelfer Director since October 1996	61	Vice Chairman of the Board of Avatar since December 1996, President since February 13, 1997, Chief Executive Officer since July 31, 1997 and Chairman of the Executive Committee since May 27, 1999.

		Principal Occupation or
Name	Age	Occupations and Directorships

Joshua Nash Director since September 2004	45	Chairman of the Board of Avatar since September 29, 2004; sole member of Joshua Nash II LLC, a managing member of Odav LLC, a private investment limited liability company, since its formation in September 2003; General Partner, Ulysses Partners, L.P., a private investment firm, since 1997; General Partner, Odyssey Partners, L.P., a private investment partnership, since 1989.

Kenneth T. Rosen Director since September 1994	58	Professor Emeritus, Haas School of Business, since June 2005 (formerly Professor, from 1979 to June 2005), and Chairman of the Fisher Center for Real Estate and Urban Economics, since 1981, University of California, Berkeley; also Chairman, Rosen Real Estate Securities, LLC, a real estate hedge fund; and Chairman, Rosen Consulting Group, a real estate consulting business; Director, The PMI Group, Inc.

Joel M. Simon Director since May 2004	61	Partner and Principal, XRoads Solutions Group, LLC (f/k/a Crossroads, LLC), a national financial advisory and consulting firm, since July 2000; formerly Chief Executive Officer and President, Starrett Corporation, from March 1998 to December 1998; Executive Vice President, Chief Operating Officer and Director, Olympia & York Companies (U.S.A.), from 1985 to 1996; Senior Partner, Margolin, Winer & Evens, LLP, from 1976 to 1984; Director, Movie Star, Inc.

Fred Stanton Smith Director since September 1980	78	Vice Chairman of the Board, The Keyes Company, a real estate brokerage, financing, management, insurance and development firm, since January 1992; formerly President, The Keyes Company; Director, Eagle National Bank.

Beth A. Stewart Director since May 2001	50	Chief Executive Officer since August 2001 and Co-Chairman since October 1999, Storetrax.com, a real estate internet company; President, Stewart Real Estate Capital, a real estate investment and consulting firm, since January 1993; Adjunct Professor, Columbia University Graduate School of Business, from 1994 to 1996; Director: General Growth Properties Inc., CarMax, Inc.
INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES
Certain Committees of the Board
       To assist it in carrying out its duties, the Board of Directors has established various committees. Current committees and current members thereof are as follows:

Nominating and Corporate
Executive Committee	Audit Committee	Governance Committee	Compensation Committee

Gerald D. Kelfer (1)(2) Joshua Nash Fred Stanton Smith	Kenneth T. Rosen (1) Eduardo A. Brea Roger W. Einiger Joel M. Simon Beth A. Stewart	Martin Meyerson(1) Milton Dresner Kenneth T. Rosen William G. Spears	William G. Spears(1) Milton Dresner Martin Meyerson Kenneth T. Rosen

     (1) Chairman
     (2) Officer of Avatar

Executive Committee
       The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2006.
Audit Committee
       The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of Avatar’s financial reporting; (ii) Avatar’s systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the independent auditors, their conduct of the annual audit and their engagement for any other services; (iv) Avatar’s legal and regulatory compliance; (v) codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report for inclusion in the annual proxy statement. The Audit Committee may also perform such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, independent auditors or other advisors. The Audit Committee met six times during the fiscal year ended December 31, 2006. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on Avatar’s website at www.avatarholdings.com.
      All members of the Audit Committee have been determined to be independent (see “Director Independence”). The Board of Directors has also determined that all members of the Audit Committee are financially literate under Nasdaq’s listing standards and Joel M. Simon is the committee’s “audit committee financial expert,” as defined in the rules of the SEC and for purposes of Nasdaq’s listing standards.
      Audit Committee Report
       The following is the report of Avatar’s Audit Committee with respect to Avatar’s audited financial statements for the fiscal year ended December 31, 2006:
      The committee has reviewed and discussed Avatar’s audited financial statements with management.
      The committee has discussed with Ernst & Young LLP, Avatar’s independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended, regarding the auditors’ judgments about the quality of Avatar’s accounting principles as applied in its financial reporting.
      The committee has also received written disclosures within the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to Avatar’s Board of Directors that its audited financial statements be included in Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.
March 7, 2007

AUDIT COMMITTEE

Kenneth T. Rosen, Chairman
Eduardo A. Brea
Roger W. Einiger
Joel M. Simon
Beth A. Stewart
Nominating and Corporate Governance Committee
       The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying, screening and reviewing individuals to serve as directors and recommending candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing Avatar’s policies and procedures for receipt of stockholder suggestions regarding composition of the Board and recommendations of candidates for nomination; (iii) overseeing implementation of Avatar’s Corporate Governance Guidelines and Principles; and (iv) reviewing Avatar’s overall corporate governance and recommending changes when necessary or desirable. The committee may also perform such additional tasks as assigned to it by the Board of Directors. The committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, consultants and other advisors. The Committee met twice during the fiscal year ended December 31, 2006.
      All members of the committee have been determined to be independent (see “Director Independence”). The committee is governed by a written charter approved by the Board of Directors. The charter is available on Avatar’s website at www.avatarholdings.com.
      The Nominating and Corporate Governance Committee assesses the appropriate size of the board, evaluates the membership and determines whether any vacancies are anticipated. The committee considers candidates for Board membership based upon various criteria, including their business and professional skills and experience, personal integrity and judgment, commitment to representing the long-term interests of stockholders and availability to participate in Board activities. The committee will consider candidates suggested by its members, other Board members, management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. In order to be considered, a recommendation from a stockholder must include the stockholder’s name and contact information, the candidate’s name and contact information, a brief description of the candidate’s background and qualifications and a statement by the candidate that he or she is willing and able to serve on the Board. The committee may also require candidates to provide such other information as it may request.
      The Nominating and Corporate Governance Committee reviews periodically and recommends to the Board for approval any changes in the compensation of non-employee directors. The Nominating and Corporate Governance Committee has used, among other things, survey data and advice from the Company’s counsel in setting director compensation. Following the Board’s determination, any equity compensation awards for non-employees directors are administered by the Nominating and Corporate Governance Committee under Avatar’s Incentive Plan.
      Avatar’s By-Laws establish advance notice procedures with respect to nominations for election for an annual meeting (see “Stockholders’ Proposals and Nominations of Board Members”).

      Paul D. Barnett, a nominee for election to the Board, was recommended by Avatar’s Chairman of the Board, Joshua Nash, and President and Chief Executive Officer, Gerald D. Kelfer.
Compensation Committee
       The Compensation Committee assists the Board of Directors in overseeing management compensation policies and practices, including the determination and approval of (i) the compensation of the CEO and the Company’s other executive officers and (ii) incentive compensation policies and programs and the exercise of discretion in the administration of such programs. It also reviews and discusses with Avatar’s management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in Avatar’s proxy statement and Form 10-K. The recommendation is described in a Compensation Committee Report included in the proxy statement. The committee may perform such other tasks as assigned to it by the Board. The committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and Nasdaq. The committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, its own outside counsel, compensation consultants and other advisors. The committee met seven times during the fiscal year ended December 31, 2006.
      The Company generally follows the following processes and procedures in connection with the consideration and determination of the compensation of the executive officers. Ultimately, the compensation of the executive officers is determined by the Compensation Committee. The Company’s processes and procedures are not formalized but adapt to the particular arrangement being considered. For example, a routine discretionary annual cash bonus for a relatively small amount is handled differently than a multi-year employment agreement with potentially significant performance target awards. In the case of non-routine arrangements for executive officers, including the CEO, the CEO may discuss the proposed arrangements with the Company’s outside counsel and with one or more directors for their advice and other input, on a preliminary basis. After the arrangements are further refined and term sheets prepared, the committee meets to discuss them with the CEO. During part of the meeting, the CEO and any other employees, if present, are excused so that the committee may deliberate among themselves. At the committee’s request, the Company’s outside counsel is often asked for legal advice and other guidance. The committee may request financial and other data from the Company and review strategic and business plans with the CEO. The chairman of the committee or the Company’s outside counsel may negotiate terms with the CEO or other executive officers (and sometimes their respective counsel). While the length of this process varies depending on a variety of factors, it could take several months, during which time periodically, the committee will meet to be updated on progress, receive revised term sheets and other data, ask questions and provide further direction. The committee may also hear from persons with specialized knowledge in certain areas, such as the Company’s Chief Financial Officer for accounting matters and the outside counsel’s tax specialists. Ultimately, the committee meets to make the final determination to approve the arrangements, usually after reviewing the related documentation memorializing the arrangements substantially in final form. During the process and at its conclusion, the committee also provides periodic reports of its activities to the full board.
      For more routine compensation arrangements with an executive officer, such as a discretionary cash bonus, the CEO makes a recommendation to the Compensation Committee. In ordinary course, the committee meets to determine whether to approve the payment or award, after asking questions of the CEO and reviewing any materials submitted to them.
      Certain awards to executive officers, such as the Cash Bonus Awards in respect of the Harbor Islands Project and the Earnings Participation Awards, have performance goals based on financial measures, which require the Compensation Committee to determine whether such goals have been achieved from time to time, usually quarterly or annually. To assist the committee, the committee has usually received a report of Avatar’s independent auditors. This agreed-upon procedures report confirms that the calculations prepared by the Company’s management are made in accordance with the terms of the awards and the Company’s books and records and financial statements.
      During the past several years, compensation consultants were not involved in determining or recommending the amount or form of executive and director compensation. During 2006, Avatar engaged Frederick W. Cook & Co., Inc., at the request of management on the recommendation of the Company’s outside counsel, to analyze the impact of the “golden parachute” provisions of the Internal Revenue Code (that is, Sections 280G and 4999) on existing arrangements with executives and under several hypothetical scenarios. Specifically, the consultant performed calculations under hypothetical scenarios and assumptions suggested by management with the advice of the Company’s outside counsel. In 2007, Frederick W. Cook & Co., Inc., on the advice of the Company’s outside counsel, was requested to perform certain analyses with respect to the equity incentive plan.
      The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter sets out in greater detail the specific responsibilities of the committee. A current copy of the charter is available on Avatar’s website at www.avatarholdings.com.
Compensation Committee Interlocks and Insider Participation
       The members of the Compensation Committee are Messrs. Dresner, Meyerson, Rosen and Spears, none of whom are executive officers of Avatar.
Directors’ Compensation
       Compensation of each director who is not a salaried employee of Avatar is $32,500 per annum. Each Member of the Executive Committee who is not a salaried employee of Avatar receives a retainer of $2,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Nominating and Corporate Governance Committee receive additional compensation of $4,000 and $7,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $4,000 and $5,000 per annum, respectively.
      The Nominating and Corporate Governance Committee adopted a deferral program applicable to non-employee directors. Under the deferral program, non-management directors may elect to defer up to 50% of annual retainer fees, committee fees and/or chairperson fees, for which the director is credited with a number of Stock Units based upon the closing price of the Common Stock on the due date of each payment. The Stock Units become distributable as shares of Common Stock upon the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director.
      The committee also determined to grant annual awards of restricted stock units to all non-employee directors. On May 25, 2006, each non-employee director was awarded 260 RSUs for service as a director for the term beginning May 25, 2006. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the date of the award and the date immediately preceding the date of Avatar’s 2007 Annual Meeting of Stockholders, provided that the non-employee director is a member of the Avatar Board of Directors on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change in control of the Company. If the non-employee director ceases to be a member of the Board for any other reason, the RSUs will be forfeited.

      The following table sets forth the retainer, other cash fees and equity compensation received during the fiscal year ended December 31, 2006, by non-management directors.

	Fees
	Earned or
	Paid in	Stock	All Other
Name	Cash(1)	Awards(2)(3)	Compensation		Total

Eduardo A. Brea	$44,500	$16,612	—		$61,112
Milton Dresner	43,833	16,612	—		60,445
Roger W. Einiger	25,958	8,877	—		34,835
Martin Meyerson	43,500	16,612	—		60,112
Joshua Nash	34,500	16,612	—		51,112
Kenneth T. Rosen	54,500	16,612	—		71,112
Joel M. Simon	44,500	16,612	—		61,112
Fred Stanton Smith	34,500	16,612	$24,000	(4)	75,112
William G. Spears	41,500	16,612	—		58,112
Beth A. Stewart	44,500	16,612	—		61,112

(1)	Includes respective amounts of $22,250, $21,917, $12,979, $21,750, $17,250, -0-, $22,250, $8,125, $20,750, and -0- which were deferred and represented by Stock Units under deferral program adopted in June 2005.

(2)	Includes for each director, other than Mr. Einiger, amounts accrued from January through May 2006 with respect to 400 RSUs granted in June 2005, which were converted to shares of Common Stock as of May 24, 2006; and for each director, including Mr. Einiger, amounts accrued from June through December 2006, with respect to 260 RSUs granted on May 25, 2006, which become convertible into shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the 2007 Annual Meeting of Stockholders.

(3)	As of December 31, 2006 RSUs granted to directors aggregated 2,600, representing 260 RSUs for each director. The grant date fair value of these RSUs is $58.53 per share, calculated by using the closing price of the Common Stock on May 25, 2006, the date of grant. For additional information, refer to Note K of Avatar’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(4)	Represents fees paid to Mr. Smith as a real estate consultant during fiscal year 2006.
Directors’ Attendance
       In fiscal year 2006 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.
Directors’ Attendance at Annual Meetings of Stockholders
       The Board encourages each member of the Board to attend each annual meeting of stockholders, but recognizes that unavoidable circumstances may prevent attendance. All members of the Board who were standing for election or reelection attended the 2006 Annual Meeting of Stockholders, except Beth Stewart whose absence was due to medical reasons.
Communication with the Board of Directors
       A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communication addressed to the Board or such director or directors in care of the Corporate Secretary, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
      In this section of our proxy statement we discuss, among other things, the overall objectives of our executive compensation programs and the material elements of compensation awarded to, earned by, or paid to our “Named Executive Officers” (or “NEOs”). We identify the Named Executive Officers in accordance with SEC rules and include each person who in 2006 served as our principal executive officer and our principal financial officer, as well as our three other most highly compensated executive officers in 2006. For 2006, our Named Executive Officers were Gerald D. Kelfer, President and CEO; Charles L. McNairy, Executive Vice President and CFO; Jonathan Fels, President of our subsidiary, Avatar Properties Inc.; Michael Levy, Executive Vice President and COO of Avatar Properties Inc.; and Dennis J. Getman, Executive Vice President.
      Following this Compensation Discussion and Analysis (“CD&A”), we present detailed tabular and narrative information concerning the compensation of each of the Named Executive Officers and their employment and other agreements. This detailed information should be read in conjunction with the CD&A.
      The compensation of our Named Executive Officers should be understood within the context of our business. We are engaged in the business of real estate operations in Florida and Arizona. Our residential community development activities include the development of active adult and primary residential communities. We also engage in a variety of other real estate related activities, such as the operation of amenities, the sale for third-party development of commercial and industrial land and the operation of a title insurance agency. Most of our development projects take many years to conceive, permit, develop and sell. Thus, it may take an extended period of time before a project can be viewed as “profitable” or not. Most of the compensation amounts for 2006 in the Summary Compensation Table (which follows the CD&A) relate to arrangements with our NEOs that were established several years ago. In 2006, Avatar achieved record results for both revenue and net profit, and our stock price reached new highs. Our industry is also highly cyclical and is affected by general economic conditions and other factors beyond our control.
      The compensation of all of our executives officers, including NEOs, is overseen and determined by the Compensation Committee of our Board of Directors. Each member of the committee is independent, in accordance with applicable rules of The Nasdaq Stock Market. The committee works with the CEO to establish the Company’s executive compensation philosophy, policies and programs. For more information about the committee’s responsibilities and processes and the involvement of the CEO, see “Information Regarding the Board of Directors and Its Committees — Compensation Committee” above.
Objectives of Our Compensation Program and What They Are Designed To Reward
      Our compensation programs are intended to attract and retain executives, to motivate and reward them for achieving the Company’s long-term goals, and to align their interests with those of our stockholders.

•	In order to retain the services of our executives, our compensation practices should be competitive with those of other employers with whom we compete.

•	Avatar pays for performance. This means that our compensation program is designed to recognize an executive’s contribution that has led to the attainment of corporate goals.

•	Our compensation program is designed to motivate executives to achieve results in a manner that builds long-term stockholder value. An equity component of total compensation is included to align the interests of the executives with the interests of our stockholders.

How The Various Kinds of Compensation Are Determined and Allocated to Form A Complete Package
      The objectives described above are supported by the three primary elements of our compensation program for NEOs: base salaries, annual cash bonuses and performance-based cash and equity awards. The limited perquisites provided to our NEOs are also available to many of our other employees.
      While there are several elements to the compensation program, they are evaluated as a whole by our Compensation Committee in making its determinations. We do not have any specific policies or parameters for allocating between cash and non-cash compensation or with respect to the duration of compensation arrangements. In general, the Compensation Committee has a balanced approach, taking into account our business plan and the responsibilities of the particular executive.

Salaries and Bonuses
      Salaries are a necessary part of any compensation program and paying reasonable salaries is an important aspect of attracting and retaining qualified executives. Annual cash bonuses further the objective of rewarding individual contributions and the achievement of corporate and project goals. In setting salaries and bonuses, we have not established any specific target levels based on peer group analyses or benchmarking studies. However, we believe that our market for executive talent is competitive, and we take this into account in the establishment of a total compensation package.
      Except for Messrs. Kelfer, Fels and Levy, bonus amounts are usually discretionary and determined subjectively. Factors used in determining the amounts often vary widely from person to person, since they principally relate to individual performance.
      The base salary and annual bonus amounts for Messrs. Kelfer, Fels and Levy were established in connection with the negotiation of their respective employment agreements. Each agreement specifies a salary and a minimum annual bonus amount. Mr. Kelfer’s salary and bonus have been unchanged since 2000. The salaries of Messrs. Fels and Levy have been unchanged since 2003, and their bonuses have been unchanged since 2005, the last time their compensation arrangements were significantly modified. In establishing their respective aggregate salary and bonus, we considered the potentially adverse effects of Section 162(m) of the Internal Revenue Code. See “Tax and Accounting Considerations” below in this CD&A.

Performance-based Cash and Equity Awards
      A significant component of our compensation program for most NEOs is their opportunity to receive performance-based cash or equity awards. We use these awards to motivate executives toward achieving long-term corporate goals that are consistent with the Company’s business plans. We also use them both to align the executives’ interests to those of our stockholders and to retain our executives. Like salary and bonus, we have not established any specific target levels for incentive compensation based on peer group analyses or benchmarking studies. However, we aim to set reasonable awards within the framework of a total compensation package. The specific types of awards (for example, cash or equity) and performance objectives (for example, stock price or gross profit) and periods (for example, annual or multi-year) are tailored for the recipient. In determining amounts of the awards, consideration may be given to numerous factors, including anticipated future results of operations and the executive’s anticipated contributions toward achieving such results. Amounts may also be based upon the achievement of specified stock prices and the executive’s continued employment through the vesting period. The Compensation Committee has not established a formal policy as to when grants are made. Awards are usually granted at a meeting of the committee, and the members of the committee may have material non-public information concerning the Company at that time.

      Kelfer, Fels and Levy. In recent years, Messrs. Kelfer, Fels and Levy have been awarded relatively similar performance-based awards, with Mr. Kelfer, our CEO, generally being eligible to receive a larger amount than Messrs Fels and Levy. These awards generally consist of restricted stock unit (“RSU”) awards and earnings participation awards. No new awards were made to Messrs. Kelfer, Fels and Levy in 2006.
      An RSU’s value is directly related to the price of our Common Stock. Prior to the executive receiving any shares of stock under an RSU award, generally two conditions must be satisfied. A stock price hurdle must be attained, and thereafter, the grant must vest on completion of the employment obligations. The hurdle prices are set at significant premiums to the then market price of our Common Stock, and the vesting date is usually several years following the date of award. For example, in the case of the three RSU awards made to Messrs. Kelfer, Fels and Levy in 2005, the hurdle prices — $65.00, $72.50 and $80.00 — reflect an increase in Avatar’s stock price of approximately 35%, 52% and 68%, respectively, over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreements. The awards generally do not vest until the expiration of the executive’s employment contract (in 2010 for Messrs. Fels and Levy and in 2011 for Mr. Kelfer), provided in each case he is still employed by Avatar on that date (except under certain limited circumstances). As a result of the performance of the Company’s stock in 2006 and early 2007, all remaining hurdle price conditions were satisfied. See “RSUs Outstanding at 2006 Fiscal Year-End” below.
      Earnings participation awards relate to the Company’s financial performance over a period of time, generally several years. They may pay out in cash or shares of stock depending on the specific terms of the award. The awards generally give the executive the opportunity to receive an annual cash payment based on a percentage of the Company’s actual “gross profit” (as defined) each year over preestablished levels. In addition, the executive may also receive an additional amount (in cash or stock, depending on the specific award) based on a percentage of the Company’s actual cumulative gross profit over a preestablished level during the performance period. Messrs. Kelfer, Fels and Levy received an award in 2003 covering (after an amendment in 2005) the period 2003-2007, and another award in 2005 covering the 2008-2010 performance period. In establishing the parameters of these awards, including the threshold gross profit levels, the Compensation Committee considered, among other things, the Company’s long-term business plans. A gross profit measure, essentially the Company’s net income plus taxes and certain other adjustments, was selected because it is a fundamental indication of corporate performance and relates to the entire Company, in which they have a significant role. These awards also include annual and cumulative caps that limit the amount that can be paid to the executives. Further, in the event of a restatement of the Company’s financial statements, the awards give us the right to recover amounts paid to the executives in excess of that to which they were entitled (after giving effect to the restatement). See “Employment and Other Agreements” for a description of these awards to Messrs. Kelfer, Fels and Levy, including the preestablished gross profit levels, and the amounts already paid out to them.
      McNairy. Mr. McNairy, our CFO, has received RSUs, like the ones awarded to Messrs. Kelfer, Fels and Levy. No new awards were made in 2006.
      Getman. Mr. Getman for many years has been our General Counsel and also handled special projects for the Company. Beginning on January 1, 2007, he discontinued his role as General Counsel. He remains an executive employee until June 30, 2007 or for a longer period if so mutually agreed by the Company and Mr. Getman, whereupon he will provide part-time consulting services for the next three years (or for a shorter period of time if his employment were to be extended), continuing to concentrate on special projects that are assigned to him by the Company. Mr. Getman’s performance-based compensation relates to specific projects. In general, he is eligible to receive a preset percentage of net proceeds actually received by the Company from the sales of assets designated by the Company. He is also eligible to receive a preset percentage of the realized net profit from the sale of one project. The amount of compensation is generally not subject to any cap. Greater detail concerning his performance compensation is provided below. See “Employment and Other Agreements — Agreements with Dennis J. Getman.”
Principal Changes To Compensatory Arrangements Made in 2006

2006 Amendments to Messrs. Kelfer’s, Fels’ and Levy’s Compensatory Arrangements
      When the compensation arrangements with Messrs. Kelfer, Fels and Levy were executed in 2005, we contemplated examining, in due course, the impact of the “golden parachute” tax laws (Sections 280G and 4999 of the Internal Revenue Code) if a change in control of the Company were to occur in the future. See “Tax and Accounting Considerations” below in this CD&A. In 2006, we engaged Frederic W. Cook & Co., Inc., a compensation consultant, to perform analyses of the potential tax effects on the Company and executives under various hypothetical scenarios. Utilizing a number of different assumptions and variables, we determined that, under several hypothetical change in control scenarios, these tax provisions could result in the Company losing tax deductions and in the executive being subject to excise taxes.
      After reviewing the analyses and obtaining the advice of the Company’s legal counsel, the Compensation Committee determined that modifications to the existing compensation arrangements of Messrs, Kelfer, Fels and Levy could reduce the possibility of adverse tax consequences without materially affecting the terms and purposes of the existing arrangements. The committee approved, and on December 26, 2006, these executives entered into, several amendments (although Avatar was not then, and is not now, contemplating any change in control transaction). See “Employment and Other Agreements.” In essence, under these amendments, the executives are paid their previously authorized annual bonus and earnings participation award prior to fiscal year-end, subject to an adjustment after results for the fiscal year-end become available as described below under “Employment and Other Agreements.” By shifting their receipt of income by just days or several months, into an earlier year, we increase their “base amount” (see “Tax and Accounting Considerations” below) and thereby may reduce the likelihood of a golden parachute problem in following years. Furthermore, if a change of control of the Company were to occur in the future, the amendments permit us to reduce payments owed to any of these executives by up to $250,000, in order to avoid this tax issue.

2006 Amendments to Mr. Getman’s Compensatory Arrangements
      Nearing the end of the term of his employment agreement, on December 28, 2006, Mr. Getman’s employment arrangements were amended in order to secure his continued full time employment for an additional six months after the end of 2006 and consulting services for three years thereafter. We considered his continued cooperation and service to be desirable in light of his involvement in a number of pending projects and because of his experience in the Company’s real estate operations. During the six-month, full-time employment period, he will receive approximately $125,000 in salary. We will pay him a fee of $83,000 per annum for part-time services during the three year consulting period. He also has opportunities to receive additional compensation and project bonuses; see “Employment and Other Agreements — Agreements with Dennis J. Getman.”
Tax and Accounting Considerations
      The Company considers the tax consequences of all elements of its compensation program on both the executives and the Company. In particular, we consider the effects of Sections 162(m) and 280G (and 4999) of the Internal Revenue Code.
      Section 162(m) of the Internal Revenue Code could potentially limit the federal income tax deductions to be taken by the Company for compensation paid to the Chief Executive Officer and to each of the other four most highly compensated Named Executive Officers. The general rule is that annual compensation paid to any of these executives will be deductible by Avatar only to the extent that it does not exceed $1,000,000 (per person) or qualifies as “performance-based” compensa-

tion. Generally, we intend that compensation paid to executives will comply with requirements of Section 162(m) so that Avatar will receive a full federal tax deduction. For example, we have stockholder-approved incentive plans from which the Compensation Committee grants awards that are intended to qualify as performance-based under Section 162(m). However, we may decide to make non-deductible payments or awards when circumstances warrant.
      In the event of a change of control of the Company, Section 280G could potentially limit the federal tax deductions to be taken for certain compensation payments to an executive, and the executive could be subject to additional taxes (Section 4999). These provisions of the tax code are sometimes referred to as the “golden parachute” provisions. In general, if the total amount of payments to an individual that are contingent upon a change of control of Avatar (within the meaning of Section 280G), including payments under our incentive plans that vest upon a change in control, equals or exceeds three times the executive’s “base amount” (generally, the individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under Section 280G. A portion of such payments would not be deductible by Avatar, and the executive would be subject to a 20% excise tax on such portion of the payments. As discussed above, in 2006 we evaluated the potential effects of the golden parachute provisions and revised our compensation arrangements with Messrs. Kelfer, Fels and Levy in order to reduce the likelihood of lost deductions and the imposition of excise taxes should a change of control transaction occur. However, there can be no assurance that payments actually received by each of the executives in connection with a change in control transaction, if one were to occur, will be deductible by Avatar or will not be subject to an excise tax. The ultimate determination would depend on various factors at the time a change in control transaction occurs, including transaction price, the actual base amount and other variables that cannot presently be predicted.
      Beginning on January 1, 2006, the Company began accounting for stock-based compensation in accordance with the requirements of FASB Statement No. 123 (revised 2004) (“FAS 123R”), which for example, requires stock options to be expensed. The adoption of FAS 123R has not affected our compensation program for NEOs.
Compensation Committee Report
       The Compensation Committee of the Board of Directors of Avatar has reviewed and discussed the foregoing Compensation Discussion and Analysis with Avatar’s management. Based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

April 23, 2007	COMPENSATION COMMITTEE William G. Spears, Chairman Milton Dresner Martin Meyerson Kenneth T. Rosen

Summary Compensation Table
       The following table presents 2006 compensation information regarding the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers as of December 31, 2006 (the “Named Executive Officers” or “NEOs”).

								Non-Equity
							Option	Incentive Plan		All Other
Name and Principal						Stock	Awards(3)	Compensation		Compensation(5)
Occupation	Year	Salary ($)		Bonus ($)		Awards(2) ($)	($)	($)		($)	Total ($)

Gerald D. Kelfer,	2006	$500,000	(1)	$500,000	(1)	$5,894,023	—	$186,000	(4)	$13,043	$7,093,066
President, CEO &
Chairman of Exec.
Committee

Charles L. McNairy,	2006	250,000		50,000		103,989	—	—		8,513	412,502
Executive Vice
Pres., Treasurer
and CFO

Jonathan Fels,	2006	500,000	(1)	400,000	(1)	4,585,935	143,482	—		13,113	5,642,530
President, Avatar
Properties Inc.

Michael Levy,	2006	500,000	(1)	400,000	(1)	4,585,935	143,482	—		10,881	5,640,298
Executive Vice
Pres. and COO, Avatar Properties Inc.

Dennis J. Getman,	2006	350,000	(1)	—		150,001	—	1,660,555	(1)(6)	6,125	2,166,681
Executive Vice President

(1)	For discussion of Avatar’s employment agreements with Messrs. Kelfer, Fels, Levy and Getman, see “Employment and Other Agreements.”

(2)	Represents amounts recognized for financial statement purposes for the year ended December 31, 2006, in accordance with FAS 123R (but disregarding estimates of forfeitures, if any), with respect to RSUs and earnings participation award agreements, whether granted in 2006 or in prior years. See additional table directly below. The valuation assumptions used for determining the amounts recognized is discussed in Note K of Avatar’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

		Earnings
		Participation
Name	RSUs	Awards	Total

Gerald D. Kelfer	$710,023	$5,184,000	$5,894,023
Charles L. McNairy	103,989	—	103,989
Jonathan Fels	438,935	4,147,000	4,585,935
Michael Levy	438,935	4,147,000	4,585,935
Dennis J. Getman	150,001	—	150,001

(3)	Represents amounts recognized for financial statement purposes for the year ended December 31, 2006, in accordance with FAS 123R (but disregarding estimates of forfeitures, if any), with respect to stock options, whether granted in 2006 or in prior years. The valuation assumptions used for determining the amounts recognized is discussed in Note K of Avatar’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(4)	Represents amount earned by Mr. Kelfer for the 2006 fiscal year under Earnings Participation Award Agreement entered into on March 27, 2003 and payable in cash.

(5)	Represents an amount for (i) perquisites, (ii) for the Company’s contribution to the 401(k) plan and (iii) premiums paid by the Company for group term life. Perquisites represent (i) personal use of a Company-leased automobile or a cash allowance for a personal automobile and Company payment for the gas of the automobile and (ii) limited tax and/or legal assistance. The amounts reflected in the table for perquisites are Avatar’s incremental cost. For automobile-related perquisites the incremental cost is determined by multiplying Avatar’s out-of-pocket cost by the percentage of personal use, as determined by mileage. There is no incremental cost associated with tax and/or legal assistance. See additional table directly below. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees.

	Company		Group
	Contribution	Auto-	Term Life
	to 401(k)	mobile	Insurance
Name	Plan	Related	Premiums	Total

Gerald D. Kelfer	$3,300	$8,159	$1,584	$13,043
Charles L. McNairy	3,300	3,930	1,283	8,513
Jonathan Fels	3,300	9,261	552	13,113
Michael Levy	3,300	7,221	360	10,881
Dennis J. Getman	3,300	1,474	1,351	6,125

(6)	Represents aggregate amount of additional compensation earned for the 2006 fiscal year pursuant to the Amended and Restated Employment Agreement entered into on December 28, 2006, of which Mr. Getman was paid $363,198 in March 2007 and of which he will receive $1,297,357 in future periods.

Grants of Plan-Based Awards in 2006
       The following table provides information about plan-based awards granted to the Named Executives Officers in 2006.

Grant
		Estimated Future Payouts		Estimated Future Payouts	Date Fair
		Under Non-Equity		Under Equity Incentive Plan	Value of
		Incentive Plans Awards		Awards	Stock and
Option
Name	Grant Date	Target ($)		Target (#)	Awards

Gerald D. Kelfer	N/A
Charles L. McNairy	N/A
Jonathan Fels	N/A
Michael Levy	N/A
Dennis J. Getman	12/28/06	$350,000	(1)	2,500	$201,925	(2)

(1)	Under Mr. Getman’s Amended and Restated Employment Agreement entered into on December 28, 2006, he may receive (a) 1.25% of the net profit actually received by the Company as determined by the Compensation Committee in its sole discretion upon the sale, transfer or other disposition by the Company of its interest in the Poinciana Parkway (which amount, if any, is not presently determinable), and (b) $350,000 upon the occurrence of the date on which each and all permits necessary for a certain project have been obtained by the Company. See “Employment and Other Agreements — Agreements with Dennis J. Getman — Employment Agreement.”

(2)	On December 28, 2006, Mr. Getman was granted an opportunity to receive 2,500 shares of Common Stock. See “Employment and Other Agreements — Agreements with Dennis J. Getman — Stock Award Agreement.” On December 28, 2006, the grant date fair value was $80.77, computed in accordance with FAS 123R.
Outstanding Equity Awards at 2006 Fiscal Year-End
       The following table provides information on the equity awards to the Named Executive Officers, which were outstanding at December 31, 2006.

	Option Awards						Stock Awards

										Equity		Equity Incentive
										Incentive Plan		Plan Awards:
	Number of						Number of			Awards:		Market or Payout
	Securities		Number of				Shares or			Number of		Value of
	Underlying		Securities				Units of			Unearned		Unearned
	Unexercised		Underlying		Option		Stock That		Market Value of	Shares, Units		Shares, Units or
	Options		Unexercised		Exercise	Option	Have Not		Shares or Units of	or Other Rights		Other Rights
	(#)		Options (#)		Price	Expiration	Vested		Stock That Have	That Have Not		That Have Not
Name	Exercisable		Unexercisable		($)	Date	(#)		Not Vested ($)(1)	Vested (#)		Vested ($)(1)

Gerald D. Kelfer	None		None		N/A	N/A	215,000	(4)	$17,382,750	59,707	(6)	$4,827,311
Charles L. McNairy	None		None		N/A	N/A	12,500	(4)	1,010,625	None		None
Jonathan Fels	50,000	(2)	—		$25.00	2/19/09	100,000	(4)	8,085,000	47,765	(6)	3,861,800
	—		60,000	(3)	$25.00	3/13/13
Michael Levy	50,000	(2)	—		$25.00	2/19/09	100,000	(4)	8,085,000	47,765	(6)	3,861,800
	—		60,000	(3)	$25.00	3/13/13
Dennis J. Getman	10,000	(2)	None		$25.00	2/19/09	18,004	(5)	1,455,623	None		None

(1)	Calculated by multiplying unvested shares by $80.85, the closing price of the Common Stock on December 29, the last business day of 2006.
(2)	Options granted to each of Messrs. Fels, Levy and Getman were fully vested as of February 19, 2002.
(3)	Options granted to each of Messrs. Fels and Levy will vest and become exercisable on December 31, 2007.
(4)	As of December 31, 2006, 155,000, 12,500, 50,000 and 50,000, respectively, of these RSUs met hurdle price conditions but had not vested as to vesting date. (See “RSUs Outstanding at 2006 Fiscal Year-End” tables below.)
(5)	Represents 15,504 RSUs issuable on January 2, 2007 (See “RSUs Outstanding at 2006 Fiscal Year-End” tables below), and 2,500 shares of Common Stock which may be issued pursuant to the terms of Mr. Getman’s Stock Award Agreement. (See “Employment and Other Agreements — Agreements with Dennis J. Getman — Stock Award Agreement.”)
(6)	Represents a number of shares potentially issuable based on a percentage of the Company’s “gross profit” from January 1, 2003 through December 31, 2006, in excess of a target gross profit, and assuming a fair market value (as defined) of $79.22 per share. The actual number of shares to be issued may be more or less than the number shown in the table, depending upon the Company’s gross profit during the fiscal year ending December 31, 2007, and the market value of the Common Stock at the time of issuance. See “Second Amended and Restated Earnings Participation Award Agreement” for each of Messrs. Kelfer, Fels and Levy under “Employment and Other Agreements.”

RSUs Outstanding at 2006 Fiscal Year-End
       The following tables set forth the award date, number of units awarded, hurdle price per share, date the hurdle price was achieved and vesting date for units awarded to each of the Named Executive Officers.
Grants to Mr. Kelfer

Award Date	# RSUs	Hurdle Price	Date Achieved	Vesting Date(1)

3/27/2003	50,000	$34.00	12/29/2003	12/31/2008
3/27/2003 (2)	23,700	$38.00	2/5/2004	12/31/2008
3/27/2003 (2)	20,000	$42.00	9/13/2004	12/31/2008
3/27/2003 (2)	15,000	$46.00	12/3/2004	12/31/2008
3/27/2003 (2)	16,300	$50.00	7/29/2005	12/31/2008
4/15/2005	30,000	$65.00	12/7/2006	6/30/2011
4/15/2005	30,000	$72.50	1/4/2007	6/30/2011
4/15/2005	30,000	$80.00	1/25/2007	6/30/2011

Grant to Mr. McNairy

Award Date	# RSUs	Hurdle Price	Date Achieved	Vesting Date(1)

7/22/2004	12,500	$45.00	12/1/2004	12/31/2008

Grants to each of Mr. Fels and Mr. Levy

Award Date	# RSUs	Hurdle Price	Date Achieved	Vesting Date(1)

3/27/2003	25,000	$34.00	12/29/2003	12/31/2007
4/15/2005	25,000	$65.00	12/7/2006	12/31/2010
4/15/2005	25,000	$72.50	1/4/2007	12/31/2010
4/15/2005	25,000	$80.00	1/25/2007	12/31/2010

Grant to Mr. Getman

Award Date	# RSUs	Hurdle Price	Date Achieved	Vesting Date(1)

9/11/2003	15,504	N/A	N/A	1/2/2007

     (1) Subject to earlier vesting as described under “Employment and Other Agreements.”
     (2) On March 27, 2003, Mr. Kelfer’s fully vested nonqualified stock options to purchase 225,000 shares of Common Stock were cancelled and Mr. Kelfer was granted an opportunity to receive 75,000 performance-conditioned restricted stock units.
Option Exercises and Stock Vested in 2006
       None of the Named Executive Officers exercised options or had stock vest during the fiscal year ended December 31, 2006. As of January 2, 2007, 15,504 RSUs granted to Dennis J. Getman vested and were converted to shares of Common Stock, at which time 11,015 shares were issued to Mr. Getman and 4,489 shares were withheld for required minimum withholding taxes.

Equity Compensation Plan Information
       The following table summarizes information about the options, warrants and rights and other equity compensation under Avatar’s equity plans as of December 31, 2006.

	Number of securities to				Number of securities remaining
	be issued upon		Weighted-average exercise		available for future issuance
	exercise of		price of outstanding		under equity compensation
	outstanding options,		options, warrants and		plans (excluding securities
	warrants and rights		rights		reflected in column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	796,255	(1)	$25.00	(2)	309,574	(3)
Equity compensation plans not approved by security holders	none		—		none
Total	796,255	(1)	$25.00	(2)	309,574	(3)

(1)	Includes 549,804 performance-conditioned RSUs, 3,849 stock units issuable to those directors who elected to participate in Avatar’s deferred compensation plan and 2,500 shares of common stock which may become issuable under Stock Award to Mr. Getman, the actual grant of which is conditioned on certain criteria but which are not subject to payment of an exercise price.

(2)	Not applicable to RSUs.

(3)	This number includes the stock awards that are potentially issuable under the Second Amended and Restated Earnings Participation Award Agreements. At December 31, 2006 a total of 155,237 shares were potentially issuable. See “Outstanding Equity Awards at 2006 Fiscal Year- End” table and footnote 6 thereto.
Nonqualified Deferred Compensation for 2006
       Avatar does not maintain a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, Avatar permits the Named Executive Officers to defer the receipt of payments under the Incentive Plan. There were no deferrals of compensation by any of the Named Executive Officers during 2006, or in any prior year.
Pension Benefits for 2006
       Avatar does not sponsor any defined benefit pension for its employees, including the Named Executive Officers.
Employment and Other Agreements
General
       We employ each of the Named Executive Officers pursuant to written employment agreements, except for the CFO, who is employed at-will. We also have various other compensatory agreements with our NEOs. These agreements are discussed below in greater detail.
Agreements with Gerald D. Kelfer

Amended and Restated Employment Agreement
      As of April 15, 2005, Avatar entered into an Amended and Restated Employment Agreement with Mr. Kelfer, President, Chief Executive Officer, Chairman of the Executive Committee and Vice Chairman of the Board, which expires on June 30, 2011. On December 26, 2006, Mr. Kelfer’s employment agreement was amended to provide that the Annual Bonus (as defined therein) will be payable to Mr. Kelfer in accordance with the Company’s policy with respect to the compensation of executives, but no later than the last business day of the calendar year in which such bonus is earned. Prior to the amendment, Mr. Kelfer’s employment agreement provided that the Annual Bonus be paid in accordance with the Company’s policy with respect to the compensation of executives, but no later than 30 days after the end of each calendar year in respect of which such bonus is earned. Pursuant to the agreement, Mr. Kelfer continues to receive an annual base salary of $500,000 and an annual bonus of $500,000.
      For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Cash Bonus Award Agreement
      On October 20, 2000, Avatar entered into a Cash Bonus Award Agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an award relating to parcels 1, 8, and 9 of Avatar’s Harbor Islands community development project (the “Harbor Islands Project”). The award entitled Mr. Kelfer to receive quarterly cash bonus payments equal to 8% of the cash flow of the Harbor Islands Project. In determining “cash flow,” there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive cumulative cash flow equal to $17 million (the approximate value of the land that Avatar has contributed to the project), plus a 10% return thereon compounded monthly. Mr. Kelfer has been paid or accrued $1,087,349 and $1,412,651 for 2004 and 2003, respectively, under the award and is no longer entitled to receive any future payments under the award.

Second Amended and Restated Earnings Participation Award Agreement
      As of March 27, 2003, Avatar entered into an Earnings Participation Award Agreement with Mr. Kelfer, pursuant to which he was granted a cash award and a stock award relating to the achievement of performance goals. This agreement was amended and restated as of April 15, 2005 and further amended and restated as of December 26, 2006.
      As amended and restated, the cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two and one-half percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Second Amended and Restated Earnings Participation Award Agreement and the Change in Control Award Agreement (see below), gross profit generally means Avatar’s net income, plus taxes, less certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total awards are limited to a maximum of $5,000,000 per individual. Therefore, Mr. Kelfer could receive a maximum amount of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the Second Amended and Restated Earnings Participation Award Agreement. Mr. Kelfer has been paid or accrued $186,000, $1,838,000 and $476,000 pursuant to the cash award for 2006, 2005 and 2004. No additional cash is payable to Mr. Kelfer under this agreement.
      The stock award entitles Mr. Kelfer to receive a number of shares of Common Stock having a fair market value (as defined therein) equal to two and one-half percent of the excess of actual gross profit (as defined therein) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000. Under the provisions of the Incentive Plan, the aggregate number of shares that may be granted to any one individual during the term of the plan is 750,000 shares (950,000 if the amendment to the Incentive Plan as decsribed in this proxy statement is approved by stockholders). Pursuant to the Second Amended and Restated Earnings Participation Award Agreement, the stock award will be issued in two tranches. First, Mr. Kelfer will receive a number of shares of Common Stock equal to the aggregate stock award accrued as of September 30, 2007 within thirty (30) days following the Company’s filing with the SEC of its quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2007 (the “First Tranche”). In order to ensure compliance with the deductibility requirements of Section 162(m) of the Code, the First Tranche shall be discounted to reasonably reflect the time value of receiving the First Tranche in the fourth quarter of 2007 instead of the first quarter of 2008. Within thirty (30) days following the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007, to the extent that the stock award taking into account the full 2007 fiscal year exceeds the value of the First Tranche, Mr. Kelfer will receive a number of shares of Common Stock equal to the value of such excess (the “Second Tranche”). Furthermore, if the stock award taking into account the full 2007 fiscal year is less than the value of the First Tranche, Mr. Kelfer will be required to pay the Company in cash an amount equal to the difference of such amounts.
      For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

2008-2010 Earnings Participation Award Agreement
      As of April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with Mr. Kelfer, pursuant to which he was granted an annual and cumulative cash award relating to the achievement of performance goals during the 2008-2010 fiscal years. The annual cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two and one-quarter percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreement, gross profit generally means Avatar’s net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy under their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments to Mr. Kelfer pursuant to the annual cash award may not exceed $1,800,000 for each of the first two fiscal years of the performance period and $2,200,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award for the three years may not exceed $5,400,000.
      The cumulative cash award entitles Mr. Kelfer to receive a cash payment equal to one and one-half percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $1,200,000.
      For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements
      Mr. Kelfer has been awarded over time the opportunity to receive a total of 365,000 performance-conditioned RSUs, consisting of 100,000 units awarded on December 7, 1998 and 50,000 units awarded on October 20, 2000, which vested and were converted into shares of Common Stock as of December 22, 2005; an aggregate of 125,000 units awarded on March 27, 2003; and an aggregate of 90,000 units awarded on April 15, 2005.
      Each of the RSUs awards to Mr. Kelfer is conditioned upon (i) the closing price of the Common Stock being at least equal to a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. The hurdle price performance condition for all units was satisfied. The units awarded on March 27, 2003 generally vest in full on December 31, 2008, and are converted into shares of Common Stock provided that he is then employed by the Company. The units awarded on April 15, 2005 generally vest in full on June 30, 2011, and are converted into shares of Common Stock provided that he is then employed by the Company.

      For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.
Agreements with Jonathan Fels and Michael Levy

Amended and Restated Employment Agreement
      As of January 1, 2003, Avatar entered into Amended and Restated Employment Agreements with Jonathan Fels, as President of Avatar Properties Inc. (“Properties”), and Michael Levy, as Executive Vice President and Chief Operating Officer of Properties, which were amended and restated as of April 15, 2005. Pursuant to their respective employment agreements, as amended, the terms of employment for each of Mr. Fels and Mr. Levy have been extended to December 31, 2010. Each of Mr. Fels and Mr. Levy receives an annual base salary of $500,000, subject to review and increase by the Board, and effective as of January 1, 2005, a calendar year annual cash bonus of $400,000 (in 2003 and 2004 the bonus had been $250,000).
      On December 26, 2006, the employment agreements with each of Mr. Fels and Mr. Levy were amended to provide that the Annual Bonus (as defined therein) will be payable in accordance with the Company’s policy with respect to the compensation of executives, but no later than the last business day of the calendar year in which such bonus is earned. Prior to the amendments, Mr. Fels’ and Mr. Levy’s employment agreements provided that the Annual Bonus be paid in accordance with the Company’s policy with respect to the compensation of executives, but no later than 30 days after the end of each calendar year in respect of which such bonus is earned.
      For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Cash Bonus Award Agreements
      On October 20, 2000, Avatar entered into Cash Bonus Award Agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted an award relating to the Harbor Islands Project. The awards entitle each of Mr. Fels and Mr. Levy to receive quarterly cash bonus payments equal to 6% of the cash flow of the Harbor Islands Project. In determining “cash flow,” there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive the Minimum Return. Messrs. Fels and Levy were each paid or accrued $665,688, $1,477,667 and $1,059,488 for 2005, 2004 and 2003, respectively, pursuant to the awards.

Second Amended and Restated Earnings Participation Award Agreements
      On March 6, 2003, Avatar entered into Earnings Participation Award Agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted a cash award and a stock award relating to the achievement of performance goals under Avatar’s business plan. These agreements were amended and restated as of April 15, 2005 and further amended and restated as of December 26, 2006. As amended, the cash awards entitle each of Mr. Fels and Mr. Levy to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Second Amended and Restated Earnings Participation Award Agreements and the Change in Control Award Agreements (see below), gross profit generally means Avatar’s net income, plus taxes and minus certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total cash awards are limited to a maximum of $5,000,000 per individual. Therefore, each of Mr. Fels and Mr. Levy may receive a maximum of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the Second Amended and Restated Earnings Participation Award Agreement. Each of Messrs. Fels and Levy have been paid or accrued $1,416,157 and $381,000 pursuant to the cash award for 2005 and 2004. No additional cash is payable to either Mr. Fels or Mr. Levy under these agreements.
      Each of Mr. Fels and Mr. Levy has received the maximum cash awards payable under the Executive Incentive Compensation Plan.
      The stock awards entitle each of Mr. Fels and Mr. Levy to receive a number of shares of Common Stock having a fair market value (as defined therein) equal to two percent of the excess of actual gross profit (as defined therein) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000. Pursuant to the Second Amended and Restated Earnings Participation Award Agreements, the stock award will be issued in two tranches. First, each of Mr. Fels and Mr. Levy will receive a number of shares of Common Stock equal to the aggregate stock award accrued as of September 30, 2007 within thirty (30) days following the Company’s filing with the SEC of its quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2007 (the “First Tranche”). In order to ensure compliance with the deductibility requirements of Section 162(m) of the Code, the First Tranche shall be discounted to reasonably reflect the time value of receiving the First Tranche in the fourth quarter of 2007 instead of the first quarter of 2008. Within thirty (30) days following the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007, to the extent that the stock award taking into account the full 2007 fiscal year exceeds the value of the First Tranche, Mr. Fels and Mr. Levy will receive a number of shares of Common Stock equal to the value of such excess (the “Second Tranche”). Furthermore, if the stock award taking into account the full 2007 fiscal year is less than the value of the First Tranche, Mr. Fels and Mr. Levy will be required to pay the Company in cash an amount equal to the difference of such amounts.
      For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

2008-2010 Earnings Participation Award Agreement
      As of April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with each of Messrs. Fels and Levy, pursuant to which each was granted an annual and cumulative cash award relating to the achievement of performance goals. The annual cash award entitles the executive to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreements, gross profit generally means Avatar’s net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy pursuant to their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments to each of Messrs. Fels and Levy pursuant to the annual cash award may not exceed $1,600,000 for each of the first two fiscal years of the performance period and $2,000,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award may not exceed $4,800,000.
      The cumulative cash award entitles each of Messrs. Fels and Levy to receive a cash payment equal to one and one-quarter percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $900,000.
      For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Nonqualified Stock Option Agreements
      On February 19, 1999, Messrs. Fels and Levy were each granted options to purchase 50,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to each of Messrs. Fels and Levy were fully vested as of February 19, 2002 and will remain exercisable until February 19, 2009.
      On March 13, 2003, Messrs. Fels and Levy were each granted additional options to purchase 60,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options vest and become exercisable on December 31, 2007 and will remain exercisable until March 13, 2013.
      For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements
      As of March 27, 2003, Avatar entered into Restricted Stock Unit Agreements with each of Messrs. Fels and Levy, pursuant to which each has been awarded an opportunity to receive 25,000 performance-conditioned restricted stock units representing 25,000 shares of Common Stock. As of April 15, 2005, Avatar entered into Restricted Stock Unit Agreements with each of Messrs. Fels and Levy, pursuant to which each has been awarded an opportunity to receive 75,000 performance-conditioned restricted stock units representing 75,000 shares of Common Stock.
      Each of the restricted stock unit awards to Messrs. Fels and Levy is conditioned upon (i) the closing price of the Common Stock being at least a specified hurdle price per share for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date, and (ii) the continued employment of Mr. Fels or Mr. Levy, as the case may be, at the time the foregoing condition is satisfied. The hurdle price performance condition for all units was satisfied. The units awarded on March 27, 2003 generally vest in full on December 31, 2007, and are converted into shares provided that Mr. Fels or Mr. Levy is then employed by the Company. The units awarded on April 15, 2005 generally vest in full on June 30, 2010, and are converted into shares of Common Stock provided that Mr. Fels or Mr. Levy is then employed by the Company.
      For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.
Agreements with Dennis J. Getman

Employment Agreement
      On December 28, 2006, Avatar entered into an Amended and Restated Employment Agreement with Dennis J. Getman, pursuant to which, upon the January 1, 2007 expiration of his term of employment as Executive Vice President and General Counsel, Mr. Getman remains in Avatar’s employ as Executive Vice President-Special Projects through June 30, 2007, or for a longer period if so mutually agreed by the Company and Mr. Getman, at a base salary of $250,000 per annum and (i) additional compensation of specified percentages of net sale proceeds on certain designated asset sales (“Additional Compensation”) and (ii) (a) 1.25% of the net profit actually received by the Company as determined by the Compensation Committee in its sole discretion upon the sale, transfer or other disposition by the Company of its interest in the Poinciana Parkway and (b) $350,000 upon the occurrence of the date on which each and all permits necessary for a certain project have been obtained by the Company (collectively, the “Project Bonuses”). In addition, Mr. Getman agreed to provide certain consulting services with respect to the special projects in which Mr. Getman is involved during the three years following the expiration of his term of employment (or for a shorter period of time if his employment were to be extended). In considera-

tion of the provision of such consulting services, Mr. Getman will have the opportunity to receive Additional Compensation and Project Bonuses, and he will also receive consulting fees of $83,333 per annum during the consulting period.
      For information regarding the terms of the agreement relating to potential payments to Mr. Getman upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Stock Award Agreement
      On December 28, 2006, Avatar entered into a Stock Award Agreement with Dennis J. Getman, pursuant to which Mr. Getman has been granted an opportunity to receive 2,500 shares of Common Stock. The shares vest upon the occurrence of the date on which each and all permits necessary for a certain project shall have been obtained. For information regarding the terms of the agreement relating to potential payments to Mr. Getman upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Nonqualified Stock Option Agreement
      On February 19, 1999, Mr. Getman was granted options to purchase 10,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to Mr. Getman were fully vested as of February 19, 2002.
      For information regarding the terms of the agreement relating to potential payments to Mr. Getman upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreement
      As of September 11, 2003, Avatar entered into a Restricted Stock Unit Agreement with Mr. Getman, pursuant to which he was granted 15,504 RSUs representing 15,504 shares of Common Stock. The units vested in full on January 2, 2007, 11,015 shares were issued to Mr. Getman and 4,489 shares were withheld for required minimum withholding taxes.
Agreements with Charles L. McNairy

Restricted Stock Unit Agreement
      On July 22 2004, Avatar entered into a Restricted Stock Unit Agreement with Mr. McNairy pursuant to which Mr. McNairy was awarded an opportunity to receive 12,500 performance-conditioned restricted stock units representing 12,500 shares of Common Stock. The actual grant of the units was conditional upon (i) the closing price of the Common Stock being at least $45.00 per share for 20 trading days out of 30 consecutive trading days during the period beginning July 22, 2004 and ending December 31, 2008, and (ii) the continued employment of Mr. McNairy at the time the foregoing condition is satisfied. This hurdle price performance condition was satisfied on December 1, 2004. The units generally vest in full on December 31, 2008, and are converted into shares of Common Stock, provided that he is then employed by the Company.
      As of July 22, 2004, Avatar entered into a letter agreement with Mr. McNairy which provides that upon the earlier of his termination of employment and the conversion of the above-referenced RSUs (the “Award”) into shares of Common Stock, Mr. McNairy will receive the greater of the Award to the extent the fair market value (as defined therein) of the Award is greater than the cash amounts he is entitled to receive as severance (the “Cash Payments”) or the Cash Payments.
      For information regarding the terms of the agreements relating to potential payments to Mr. McNairy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Potential Payments Upon Termination or Change-in-Control
       Under the Company’s various agreements with Messrs. Kelfer, McNairy, Fels, Levy and Getman, each of them is entitled to certain payments and benefits upon his termination of employment for specified reasons and in the event of a change in control of the Company. The first section below describes the arrangements that each named executive officer has with respect to termination and/or change in control and the definitions that apply to such arrangements. The second section quantifies certain compensation and benefits that would be payable to these individuals under the various arrangements if their employment had terminated on December 31, 2006, and/or a change in control of the Company had occurred on that date, given the individual’s compensation as of that date and, if applicable, based on the closing market price of the Company’s Common Stock on the last trading day of 2006 ($80.85). For a general description of the agreements see “Employment and Other Agreements” above.
Gerald D. Kelfer
      The following definitions apply to all of Mr. Kelfer’s agreements described below:
      “Disability” generally means any disability or incapacity that makes Mr. Kelfer incapable of fully performing the services required of him for a period of 120 consecutive days or for shorter periods aggregating 120 days during any period of twelve consecutive months.
      “Cause” generally means Mr. Kelfer’s:

•	conviction or pleading guilty with respect to any felony that is or may become materially harmful to the Company as determined by the Board;

•	commission of a material act of fraud against the Company; or

•	willful, repeated and demonstrable failure to perform his duties over a period of at least 30 days (other than as a result of incapacity due to physical or mental illness) or material breach of any of his obligations under his agreement.
      “Good Reason” generally means:

•	failure of the Board or the stockholders to continue to recommend or elect Mr. Kelfer as a director;

•	failure of the Board to elect Mr. Kelfer to the Executive Committee;

•	assignment to Mr. Kelfer of any material duties other than those contemplated by his employment agreement;

•	any limitation of Mr. Kelfer’s powers;

•	reduction in the rate of compensation, or a material reduction in fringe benefits (other than in those generally applicable to senior executives of the Company);

•	any other material failure by the Company to perform any of its material obligations under the agreement; or

•	relocation of the principal place of business to a place of a distance further than a 75-mile radius from (i) Coral Gables, Florida or (ii) New York, New York.
      “Change in Control” generally means any of the following events:

•	any person or entity becoming the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock; or

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning 90% of more of the stock of the Company as described above, and the consummation of such transaction.
          Amended and Restated Employment Agreement
      Death: If Mr. Kelfer’s employment is terminated due to his death, he would be entitled to receive any accrued but unpaid base salary and prorated annual bonus through his date of termination, as well as the Severance Payments (as defined below). In addition, his estate would be entitled to any payments under any pension or employee benefit plans maintained by the Company.
      Disability: If Mr. Kelfer’s employment is terminated due to his Disability, he would be entitled to receive the Severance Payments (as defined below).
      Generally, “Severance Payments” means an annual payment following the date of termination for four years equal to a prorated portion of $250,000 based on the number of months of employment that elapsed between November 30, 2000 and December 31, 2008.
      For Cause or other than for Good Reason: If Mr. Kelfer resigns other than for Good Reason or is terminated for Cause, he would be entitled to receive his full base salary and prorated annual bonus through the date of termination.
      Without Cause or for Good Reason: If Mr. Kelfer resigns for Good Reason or is terminated not for Cause, he would be entitled to:

•	his full annual base salary, annual bonus (without interest) and participation in all employee benefit plans and programs to the extent applicable to other senior executives of the Company (or an amount equal to the annual contributions, payments, credits and allocations made by the Company) through the earlier of (i) June 30, 2011 and (ii) the second anniversary of the date of termination, subject to certain mitigation provisions (as set forth below); and

•	annual payments of $250,000 for four years.
      Termination on June 30, 2011: If Mr. Kelfer’s employment terminates on June 30, 2011, he would be entitled beginning in the calendar year following the date of termination to an annual payment of $250,000 for four years.
      Change in Control: If Mr. Kelfer were to terminate his employment in the one year following a Change in Control, he would be entitled to:

•	continue to receive his base salary and annual bonus through the earlier of (i) the first anniversary of the date of termination or (ii) June 30, 2011; and

•	the Severance Payments.
      Duty to seek other employment: Generally, Mr. Kelfer agreed that if his employment were to be terminated for Cause, Good Reason or due to Disability, during the entire period of time that he is entitled to receive any of the benefits described above, he would seek employment involving services similar to those he performed for the Company. In the event that he secures employment, the Company would be entitled to deduct from the amounts stated above any salary, bonuses or other compensation paid to him in connection with his new employment. The Company would also be entitled to terminate his participation (or the equivalent payment made in lieu of such participation) in any employee benefit plans and programs that are substantially similar to those he is receiving in his new employment. Mr. Kelfer also agreed to repay to the Company any of the amounts paid to him that the Company was entitled to deduct.

      Non-Competition: Generally, Mr. Kelfer agreed that during the term of his employment with the Company and through the first anniversary of the date of termination he would not compete with the Company in the following manners:

•	have an employment, consulting or financial investment relationship with a competitor (whose main business is adult retirement communities and/or active adult communities) within a 100-mile radius of a site for which the Company is preparing to develop, has commenced development of, or has a binding commitment or option to purchase, real estate; or

•	solicit someone who was a customer or employee of the Company during the executive’s tenure to become a customer or employee of another.
      Protection of Confidential Information: Generally, Mr. Kelfer agreed that during the term of his employment and for all time following the date of termination, he would not disclose to any other person or entity any confidential knowledge or information pertaining to the Company’s business.
      Violation or threatened violation of any of his obligations with respect to non-competition and confidential information entitles the Company to various remedies, including injunctive relief and damages.
      Excise Tax: If Mr. Kelfer becomes entitled to any payment, benefit or distribution by the Company, which is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Company, such payments would be reduced by the Company by no more than $250,000 until no portion of such payments would be subject to excise tax. Mr. Kelfer can choose to reduce the payment by more than $250,000 in order to avoid the excise tax, but if he does not choose to do so he would be responsible for the payment of the excise tax.
          Second Amended and Restated Earnings Participation Award Agreement
      Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his death or Disability, he or his estate would receive prorated cash payments or Common Stock issuances based upon the number of months he was actually employed during the performance period (though for the cash portion, he would only be eligible to receive payment for the fiscal year in which his employment was terminated).
      For Cause or not for Good Reason: If Mr. Kelfer’s employment were to be terminated for Cause or upon resignation for other than Good Reason, rights to future cash payments or Common Stock issuances accruing on or after the date of termination would be forfeited. In addition, he would forfeit, if such termination occurs on or before December 31, 2007, any shares of Common Stock received by him (or pay back to the Company the equivalent in cash) under the agreement.
      Without Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated other than for Cause or upon resignation for Good Reason, he would continue to receive future cash payments and Common Stock issuances.
      Change in Control: Upon the occurrence of a Change in Control, Mr. Kelfer would receive a prorated cash payment for the fiscal year in which the Change in Control occurs and would no longer be entitled to receive any issuance of shares of Common Stock under the agreement.
      Forfeiture upon breach of certain obligations: Generally, if Mr. Kelfer were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments or Common Stock issuances that would otherwise accrue under this agreement on or after the date of such breach.

          Change in Control Award Agreement
      If the terms and conditions of the agreement are met, Mr. Kelfer would be entitled upon a Change in Control to a cash payment equal to two and one half percent of the excess of actual gross profit from April 1, 2005 through the Change in Control date (which must be on or before December 31, 2007) over the established target gross profit amount of $141,995,000. The payment may not exceed $3,750,000.
      Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his death or Disability, he would be entitled to receive a prorated portion of any cash payments that would have been payable if he would have remained an employee through the Change in Control date.
      For Cause or not for Good Reason: If Mr. Kelfer’s employment were to be terminated for Cause or not for Good Reason, he would forfeit any right to cash payments that would otherwise accrue pursuant to this agreement on or after the date of termination.
      Not for Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated not for Cause or for Good Reason, he would continue to be entitled to receive the cash payments under the agreement.
      Forfeiture upon breach of certain obligations: Generally, if Mr. Kelfer were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments under this agreement.
          2008-2010 Earnings Participation Award Agreement
      Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his death or Disability, Mr. Kelfer or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award.
      For Cause or not for Good Reason: If Mr. Kelfer’s employment were to be terminated for Cause or upon resignation for other than Good Reason, rights to future cash payments accruing on or after the date of termination would be forfeited.
      Not for Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated other than for Cause or upon resignation for Good Reason, he would continue to receive such cash payments as would otherwise be made under the agreement.
      Change in Control: Generally, upon the occurrence of a Change in Control between January 1, 2008 and December 31, 2010, Mr. Kelfer would receive a prorated annual cash award for the fiscal year in which the Change in Control occurs and any cash payment pursuant to the cumulative cash award.
      Forfeiture upon breach of certain obligations: Generally, if Mr. Kelfer were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments under this agreement.
          Restricted Stock Unit Agreements
      Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his Disability or death after a hurdle price condition is met, the greater of the following number of units would vest and be converted into shares of Common Stock:

•	a pro rata portion based on the number of whole months which have elapsed from January of the year in which Mr. Kelfer received the award to the date of Mr. Kelfer’s Disability or death; or

•	one-half of the units.

      For Cause or not for Good Reason: If Mr. Kelfer were to resign without Good Reason or be terminated for Cause, all of the units would be forfeited.
      Not for Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated other than for Cause or upon resignation for Good Reason:

•	all units for which the hurdle price has been met shall vest on the date of such termination or resignation and be converted into shares of Common Stock; and

•	any additional units that satisfy the hurdle price condition before June 30, 2011 would vest on the date the hurdle price is satisfied and be converted into shares of Common Stock.
      Change in Control: In the event of a Change in Control, all of Mr. Kelfer’s units that have satisfied the hurdle price by the Change in Control date would be converted into shares of Common Stock immediately prior to the consummation of the Change in Control, thereafter be converted into the consideration received by the Company in connection with the Change in Control and then distributed to Mr. Kelfer following the Change in Control, so long as the Change in Control occurred prior to his termination.
Jonathan Fels and Michael Levy
      The following definitions apply to all of Messrs. Fels’ and Levy’s agreements described below:
      “Disability” generally means inability to perform one or more material functions under the agreement and which entitles the executive to receive benefits under a disability plan or other benefits plans.
      “Cause” generally means the executive’s:

•	conviction or pleading guilty with respect to any felony that is or may become materially harmful to the Company as determined by the Board;

•	willful misconduct, gross negligence, fraud or dishonesty in a manner that is or may become materially harmful to the Company as determined by the Board; or

•	violation of any material term of the Amended and Restated Employment Agreement or any other Company policy.
      “Without Cause” generally means for any reason whatsoever, or for no reason, in the sole discretion of the Company, other than for death, Disability, for Cause, Change in Control or the end of the term of the executive’s employment (December 31, 2010).
      “Good Reason” generally means:

•	any assignment of material duties other than those contemplated by the employment agreement. However, adjustment of existing duties due to Change in Control would not constitute “Good Reason” so long as the adjusted duties are comparable to the duties prior to the Change in Control;

•	reduction in the rate of compensation, or a material reduction in fringe benefits (other than material reduction in fringe benefits generally applicable to senior executives of the Company); or

•	any other material failure by the Company to perform any of its material obligations under the agreement.
      “Without Good Reason” generally means any reason other than Good Reason.

      “Change in Control” generally means:

•	any person or entity or group of them becoming the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock;

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction; or

•	the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business.
          2005 Amended and Restated Employment Agreement
      Death or Disability: If the employment of Mr. Fels or Mr. Levy were to be terminated due to death or Disability then he or his estate would receive:

•	his earned but unpaid base salary and vacation pay through the date of termination;

•	his annual bonus prorated to the date of termination; and

•	any benefits to which he is entitled under any employee benefit plans in which he is a participant through the date of termination.
      If a Change in Control were to occur prior to such termination due to death or Disability, then the executive or his estate would receive his prorated portion of $1,800,000 (the “Retention Amount”) as of the date of termination. The remaining balance of the Retention Amount would be donated to one or more charitable not-for-profit organizations designated by the Board.
      For Cause or Without Good Reason: If the employment of Mr. Fels or Mr. Levy were to be terminated for Cause or either of them were to resign Without Good Reason, he would receive (subject, generally, to any set-off, counterclaim or cause of action the Company may have against him):

•	his earned but unpaid base salary and vacation pay through the date of termination; and

•	any benefits to which he is entitled under any employee benefit plans in which he is a participant through the date of termination.
      If a Change in Control were to occur prior to such termination, Mr. Fels or Mr. Levy would not be entitled to receive any portion of the Retention Amount and the Retention Amount would be donated to one or more charitable not-for-profit organizations designated by the Board.
      Without Cause or for Good Reason: If Mr. Fels or Mr. Levy were to resign for Good Reason or be terminated Without Cause, he would be entitled to receive through the earlier of December 31, 2010 and the second anniversary of the date of termination:

•	his base salary and annual bonus without interest, subject to certain mitigation provisions (as set forth below); and

•	all employee benefit plans and programs to the extent applicable to other senior executives of the Company.
      If, however, a Change in Control were to occur prior to such termination, the executive would be entitled to receive:

•	the Retention Amount; and

•	all employee benefit plans and programs to the extent applicable to other senior executives of the Company through the earlier of the first anniversary of the date of termination and

December 31, 2010. If the executive were not permitted to participate in such benefit plans, he would be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to his account or on his behalf under such plans.

      Duty to seek other employment: Generally, each of Messrs. Fels and Levy agrees that if his employment were to be terminated by the Company Without Cause or he were to resign for Good Reason, he would have a duty to seek employment similar to that of Mr. Kelfer as described above, with the exception that he would only be obligated to accept such employment if the principal office where he would be employed is located within a 50-mile radius of Coral Gables, Florida.
      Change in Control: In the event of a Change in Control prior to December 31, 2010, each of Messrs. Fels and Levy would receive:

•	all base salary, prorated annual bonus and vacation pay earned but unpaid through the Change in Control date;

•	any benefits to which he may be entitled under any employee benefit plans in which he is a participant through the Change in Control date; and

•	for the period following a Change in Control, he would cease to receive his base salary and annual bonus and the Company would pay him the Retention Amount (subject to pro rata adjustment in the event of a change in control after June 30, 2010) upon expiration of the employment term if he is continuously employed by the Company (or its successor) through such date.
      In the event of a Change in Control prior to December 31, 2010, the term of employment for each of Messrs. Fels and Levy would be reduced or extended, as applicable, depending on the date of the Change in Control, to expire upon the earlier of June 30, 2011 and the first anniversary of the Change in Control (the “Retention Date”). If the Change in Control date were to be after December 31, 2010, the term of employment would be extended through the Retention Date, unless otherwise terminated under the agreement.
      Conditions to payments upon termination: Generally, all payments and benefits under each of the scenarios described above are subject to the executive’s compliance with his non-compete and confidentiality obligations as stated below.
      Non-Competition: Generally, Messrs. Fels and Levy are subject to the same non-compete provisions as described for Mr. Kelfer above.
      Protection of Confidential Information: Generally, Messrs. Fels and Levy are subject to the same confidentiality provisions as described for Mr. Kelfer above.
      Excise Tax: Generally, Messrs. Fels and Levy are subject to the same excise tax provisions as described for Mr. Kelfer above.
          Second Amended and Restated Earnings Participation Award Agreement
      The termination and Change in Control terms of Messrs. Fels’ and Levy’s Second Amended and Restated Earnings Participation Award Agreements are generally identical to those of Mr. Kelfer’s Second Amended and Restated Earnings Participation Award Agreement as described above.
          Change in Control Award Agreement
      The termination and Change in Control terms of Messrs. Fels’ and Levy’s Change in Control Award Agreements are generally identical to those of Mr. Kelfer’s Change in Control Award Agreement, except for the maximum payment, which may not exceed $3,000,000.

          2008-2010 Earnings Participation Award Agreement
      Death or Disability: If either Mr. Fels’ or Mr. Levy’s termination is due to his death or Disability, he or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award. If such termination occurs after a Change in Control has happened between January 1, 2008 and December 31, 2010 and before the Retention Date, the executive would receive a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would be donated to not-for-profit organizations designated by the Board.
      For Cause or Without Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated for Cause or upon resignation Without Good Reason, rights to future cash payments accruing on or after the date of termination would be forfeited.
      Without Cause or for Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated Without Cause or upon resignation for Good Reason, he would continue to receive such cash payments as would otherwise be made under the agreements. If such termination occurs after a Change in Control has happened between January 1, 2008 and December 31, 2010 and before the Retention Date, the executive would receive a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would be donated to not-for-profit organizations designated by the Board.
      Change in Control: Upon the occurrence of a Change in Control between January 1, 2008 and December 31, 2010, each of Mr. Fels and Mr. Levy would receive a prorated annual cash award for the fiscal year in which the Change in Control occurs. In addition, on the Change in Control date the Company would deposit into a retention account any cash payment pursuant to the cumulative cash award which would be added to the Retention Amount and distributed to the executive on or promptly after the Retention Date if the executive’s employment has not been otherwise terminated by the Company for Cause or by the executive Without Good Reason and the executive is continuously employed by the Company through the Retention Date.
      Forfeiture upon breach of certain obligations: Generally, if Mr. Fels or Mr. Levy were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments under this agreement.
          Restricted Stock Unit Agreements
      The terms of Messrs. Fels’ and Levy’s Restricted Stock Unit Agreements are generally identical to those of Mr. Kelfer’s Restricted Stock Unit Agreements as described above.
          Nonqualified Stock Option Agreements
      Death and Disability: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated due to death or Disability, his options, to the extent they have not previously vested, would vest pro rata and such options would become immediately exercisable and expire one year following the date of termination.
      For Cause or Without Good Reason: If either Mr. Fels or Mr. Levy were to resign Without Good Reason or is terminated for Cause, any unexercised options would become null and void upon such termination.
      Without Cause or for Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated Without Cause or for Good Reason, his previously unexercised options would remain exercisable under the terms of each agreement.

Dennis J. Getman
      The definitions used in Mr. Getman’s agreements are generally the same as those used in Messrs. Fels’ and Levy’s agreements, except for “Change in Control” which generally means:

•	any person or entity or group of them becoming the direct or indirect beneficial owner of securities of the Company representing 50.1% or more of the combined voting power of the issued and outstanding stock;

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction;

•	the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business; or

•	the sale, transfer or disposal of all or substantially all of the assets of the Company.
          Amended and Restated Employment Agreement
      Death or Disability: If Mr. Getman’s employment or the consulting arrangement were to be terminated due to his death or Disability, he (or his representatives) would receive:

•	all base salary and any vacation pay earned but unpaid on the date of termination;

•	any benefits to which he may be entitled under any employee benefit plans or policy;

•	any amount earned but unpaid of Additional Compensation (as defined above), including assets subject to executed sale contracts, at the time of death or Disability; and

•	any Project Bonuses (as defined above) to which Mr. Getman may be entitled in satisfaction of the criteria set forth in his Amended and Restated Employment Agreement.
      For Cause or resignation: If Mr. Getman’s employment or the consulting arrangement were to be terminated for Cause or he resigns he would forfeit any and all Additional Compensation that has been earned but not paid and receive only:

•	base salary and vacation pay which have been earned but unpaid as of the date of termination; and

•	any benefits to which he may be entitled under any employee benefit plans or policy in which he is a participant up to and including the date of termination; and

•	any Project Bonuses (as defined above) to which Mr. Getman may be entitled in satisfaction of the criteria set forth in his Amended and Restated Employment Agreement.
      Without Cause: If Mr. Getman’s employment or the consulting arrangement were to be terminated without Cause he would receive the same payments and benefits he would have received in the case of termination because of death or Disability. The Company’s obligations to make any payment would be conditioned upon prior receipt of an executed general release from Mr. Getman with respect to any claims he may have against the Company, its shareholders, directors, officers, employees and agents.
      Protection of Confidential Information: Generally, Mr. Getman agreed that during the term of his employment, his term as consultant and for all time thereafter, he would not disclose or make accessible to any other person or entity any:

•	trade secrets acquired during his employment which relate to confidential aspects of the Company’s business;

•	any information concerning the business and affairs of the Company; and

•	any material prepared by or for the Company based on the information above.
      Mr. Getman further agreed to return upon termination of his term as consultant (or earlier upon request from the Company) all confidential information and not make or retain any copies.
      Violation or threatened violation of any of his obligations with respect to confidential information entitles the Company to various remedies, including injunctive relief and damages.
          Stock Award Agreement
      Death, Disability or Without Cause: If Mr. Getman’s employment or the consulting arrangement were to be terminated due to death, Disability or Without Cause:

•	all shares vested but not yet issued would be immediately distributed; or

•	in the event of a Change in Control and the vesting date has occurred, he would be entitled to receive the consideration received as part of the Change in Control for the Company’s shares.
      For Cause or resignation: If Mr. Getman’s employment or the consulting arrangement were to be terminated for Cause or he were to resign, he would forfeit the shares as well as any earned but unpaid amount of cash, securities or other property to which the shares were converted in connection with a Change in Control.
      Change in Control: If the shares were to cease to exist as equity securities of the Company during Mr. Getman’s employment or his consultancy term as a result of a Change in Control, they would be converted into the right to receive the consideration received as part of the transaction.
          Nonqualified Stock Option Agreement
      Death and Disability: If Mr. Getman’s employment were to be terminated due to death or Disability prior to February 19, 2009, his options would immediately become fully exercisable and remain exercisable for one year.
      For Cause or without good reason: If Mr. Getman’s employment were to be terminated for Cause or he were to resign without good reason his unexercised options would become null and void.
      Without Cause or for good reason: If Mr. Getman’s employment were to be terminated Without Cause or he were to resign for good reason, his options would remain exercisable.
Charles L. McNairy
      The following definitions apply to all of Mr. McNairy’s agreements described below:
      “Permanent Disability” generally has the same meaning as the term “Disability” in the agreements of Messrs. Fels, Levy and Getman as described above.
      “Cause” generally means:

•	conviction or guilty plea to any felony;

•	commission of any act of willful misconduct, gross negligence, fraud or dishonesty; or

•	violation of any material written policy of the Company.
      “Good Reason” generally means a reduction in the rate of compensation or a material reduction in fringe benefits available to Mr. McNairy.
      “Change in Control” has the same meaning as that term in Mr. Kelfer’s agreements as described above.

          Severance
      If Mr. McNairy were to be terminated by the Company without cause he would be entitled to one year of his then current base salary and employee benefit plans and programs.
          Restricted Stock Unit Agreement
      The terms of Mr. McNairy’s Restricted Stock Unit Agreement are generally identical to those in the Restricted Stock Unit Agreements of Messrs. Kelfer, Fels and Levy as described above, with the following changes:

•	in the case of a Change in Control, all of the units that met the hurdle price would vest and be converted into shares of Common Stock; and

•	in the case of termination other than for Cause or for Good Reason, all the units granted, if any, would vest and be converted into shares of Common Stock.
      In addition, under the terms of a letter agreement with Mr. McNairy, dated as of July 22, 2004, upon the earlier of his termination of employment and the conversion of the RSUs into shares of Common Stock, Mr. McNairy would receive the greater of the RSUs, to the extent their fair market value is greater than the cash amounts he is entitled to receive as severance, or the severance payments. Under no circumstance will he receive both the shares issuable under the award and the severance payments.

      The following tables show the estimated potential amount of compensation payable to each Named Executive Officer under existing contracts, plans or arrangements for various scenarios involving a change in control of the Company, death or disability of the executive, for cause termination, voluntary termination, involuntary not-for-cause termination and termination for good reason, effective on December 31, 2006 and using the closing price of the Common Stock on the last business day of 2006 ($80.85). In determining the benefits payable, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his employment agreement (if he has one) and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive. The tables reflect incremental payments and benefits that would be owed by the Company to the executive beyond what the Named Executive Officer had earned as of December 31, 2006. The tables do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all full-time employees such as amounts paid under the Company’s 401(k) Plan and accrued vacation pay.
      The following calculations contain statements and assumptions regarding future individual and Company performance. These performance statements and assumptions are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company or upon the occurrence of a change in control and will be made subject to any applicable requirements of Section 409A of the Internal Revenue Code.

Change in Control
       The following table shows amounts that would be payable under existing change in control arrangements. Equity payouts illustrated below are for unvested awards; vested equity is disclosed in the “Outstanding Equity Awards at Fiscal Year End” table.

					Restricted		Change in
Name	Cash(1)		Stock Options		Stock Units		Control Award(2)

Gerald D. Kelfer	$1,752,577	(3)	$0		$12,531,750	(4)	$3,750,000
Charles L. McNairy	0		0		1,010,625	(5)	0
Jonathan Fels	1,800,000	(6)	3,351,000	(7)	4,042,500	(8)	3,000,000
Michael Levy	1,800,000	(6)	3,351,000	(7)	4,042,500	(8)	3,000,000
Dennis J. Getman	0		0		1,253,498	(9)	0

     (1) Assuming no election by the executives to reduce payments to avoid excise tax imposed by Section 4999 of the Internal Revenue Code.
     (2) The Company’s financial results as of 12/31/06 entitle Messrs. Kelfer, Fels and Levy to the maximum payment under their respective Change in Control Award Agreements.
     (3) Assuming termination by Mr. Kelfer during the one year following a Change in Control; includes (i) one year of base salary and annual bonus and (ii) Severance Payments (as defined above) in four annual installments totaling $752,577.
     (4) Reflecting 125,000 RSUs awarded on 3/27/03 and 30,000 RSUs with a hurdle price of $65.00 awarded on 4/15/05; Does not include 30,000 RSUs awarded on 4/15/05 with a hurdle price of $72.50 that was met on 1/4/07 and 30,000 RSUs awarded on 4/15/05 with a hurdle price of $80.00 that was met on 1/25/07.
     (5) Reflecting 12,500 RSUs granted on July 22, 2004.
     (6) Full Retention Amount under the 2005 Amended and Restated Employment Agreement; payment is conditioned upon employment through December 31, 2007.
     (7) Assuming the Compensation Committee approved accelerating the vesting of the options granted on 3/13/2003.
     (8) Reflecting 25,000 RSUs awarded on 3/27/03 and 25,000 RSUs with a hurdle price of $65.00 awarded on 4/15/05; does not include 25,000 RSUs awarded on 4/15/05 with a hurdle price of $72.50 that was met on 1/4/07 and 25,000 RSUs awarded on 4/15/05 with a hurdle price of $80.00 that was met on 1/25/07.
     (9) Reflecting payout of 15,504 RSUs awarded on 9/11/03 that fully vested on 1/2/07.
Death and Disability
       The following table shows amounts that would be payable in case of the executive’s death or his termination due to disability.

										Additional
				Restricted		Earnings Participation(2)				Compensation/
	Prorated			Stock				Severance		Project
Name	Bonus(1)	Stock Options		Units		Low(3)	High(4)	Payments		Bonuses

Gerald D. Kelfer	$0	$0		$7,950,250	(5)	$4,487,600	$6,558,000	$752,577	(6)	$0
Charles L. McNairy	0	0		606,375	(7)	0	0	0		0
Jonathan Fels	0	2,680,800	(8)	2,627,625	(9)	3,440,800	5,097,600	0		0
Michael Levy	0	2,680,800	(8)	2,627,625	(9)	3,440,800	5,097,600	0		0
Dennis J. Getman	0	0		626,749	(10)	0	0	0		1,660,555	(11)

      (1) Prorated annual bonuses for fiscal year 2006, to which Messrs. Kelfer, Fels and Levy are entitled under their respective employment agreements, were paid in full prior to 12/31/06.
      (2) Includes only payments under the Second Amended and Restated Earnings Participation Award Agreement; no entitlement for payments under the 2008-2010 Earnings Participation Award Agreement.
      (3) Assuming that earnings for fiscal year 2007 would be 10% of Avatar’s fiscal year 2006 pre-tax income.
      (4) Assuming that earnings for fiscal year 2007 would be 50% of Avatar’s fiscal year 2006 pre-tax income.
      (5) Reflecting prorated portion of the 125,000 RSUs awarded on 3/27/03 and one-half of the 30,000 RSUs with a hurdle price of $65.00 awarded on 4/15/05; does not include 30,000 RSUs with a hurdle price of $72.50 that was met on 1/4/07 and 30,000 RSUs with a hurdle price of $80.00 that was met on 1/25/07.
      (6) Severance Payments under Mr. Kelfer’s Amended and Restated Employment Agreement payable in four annual installments.
      (7) Reflecting 12,500 RSUs awarded on July 22, 2004.
      (8) Reflecting prorated portion of the 60,000 options granted on March 13, 2003 with a vesting date on 12/31/2007.

      (9) Reflecting prorated portion of the 25,000 RSUs awarded on 3/27/03 and one-half of the 25,000 RSUs with a hurdle price of $65.00 awarded on 4/15/05; does not include 25,000 RSUs awarded on 4/15/05 with a hurdle price of $72.50 that was met on 1/4/07 and 25,000 RSUs awarded on 4/15/05 with a hurdle price of $80.00 that was met on 1/25/07.
     (10) Reflecting one-half (7,752) of the RSUs awarded on 9/11/03 that fully vested on 1/2/07.
     (11) Earned but unpaid amounts of net sale proceeds of completed projects through 12/31/06 under the Amended and Restated Employment Agreement; includes the Ocala Property ($1,647,357) which is subject to an annual cap of $350,000 and another property ($13,198). The annual cap and the amount for the other property were paid in March 2007.
Cause/Without Good Reason
       As of December 31, 2006, none of the Named Executive Officers would be entitled to any payments if his employment were to be terminated by the Company for cause or if he were to resign without good reason. While under his Amended and Restated Employment Agreement Mr. Kelfer is guaranteed a prorated annual bonus when terminated for Cause or if he resigns without Good Reason, his annual bonus for fiscal year 2006 was paid in full prior to 12/31/06.
Without Cause/ Good Reason
       The following table shows amounts that would be payable in case of the executive’s termination by the Company without cause or his resignation for good reason.

												Additional
							Earnings Participation(5)					Compensation/
	Base		Stock	Restricted		Employee				Severance		Project
Name	Salary(1)	Bonus(2)	Options(3)	Stock Units		Benefits(4)	Low(6)	High(7)		Payments		Bonuses

Gerald D. Kelfer	$1,000,000	$1,000,000	$0	$17,382,750	(8)	$24,000	$5,563,000	$13,640,000	(9)	$1,000,000	(10)	$0
Charles L. McNairy	0	0	0	1,010,625	(11)	0	0	0		0		0
Jonathan Fels	1,000,000	800,000	3,351,000	8,085,000	(12)	24,000	4,301,000	11,239,000	(13)	0		0
Michael Levy	1,000,000	800,000	3,351,000	8,085,000	(12)	24,000	4,301,000	11,239,000	(13)	0		0
Dennis J. Getman	0	0	0	1,253,498	(14)	0	0	0		0		1,660,555	(15)

     (1) Reflecting two years of annual base salary under each of Messrs. Kelfer’s, Fels’ and Levy’s respective employment agreements.
     (2) Reflecting two years of annual bonus under each of Messrs. Kelfer’s, Fels’ and Levy’s respective employment agreements.
     (3) Reflecting 60,000 options granted to each of Messrs. Fels and Levy on March 13, 2003 with a vesting date on 12/31/2007.
     (4) Approximate cost to the Company of continuation of medical, disability, dental and life insurance premiums for two years.
     (5) Includes payments under both the Second Amended and Restated Earnings Participation Award Agreement and the 2008-2010 Earnings Participation Award Agreement.
     (6) Assuming that earnings for each of fiscal years 2007 through 2010 would be 10% of fiscal year 2006 pre-tax income; under this assumption amounts would be payable only under the Second Amended and Restated Earnings Participation Award Agreement since the target gross profit for the 2008-2010 Earnings Participation Award Agreement would not be reached.
     (7) Assuming that earnings for each of fiscal years 2007 through 2010 would be 50% of fiscal year 2006 pre-tax income; under this assumption amounts would be payable under the Second Amended and Restated Earnings Participation Award Agreement and the 2008-2010 Earnings Participation Award Agreement.
     (8) Reflecting 125,000 RSUs awarded on 3/27/03 and 90,000 RSUs awarded on 4/15/05; includes units that met the hurdle price after 12/31/06.
     (9) Of this amount, $8,151,000 reflects amount under the Second Amended and Restated Earnings Participation Award Agreement and $5,489,000 reflects amount under the 2008-2010 Earnings Participation Award Agreement.
     (10) Payable in annual installments of $250,000 for four years under the Amended and Restated Employment Agreement.
     (11) Reflecting 12,500 RSUs awarded on July 22, 2004 that have satisfied the hurdle price; under the letter agreement dated as of July 22, 2004, since the fair market value of his RSUs as of 12/31/06 is higher than the cash payments to which he is entitled upon termination, Mr. McNairy would receive only the shares issuable under the award and not the severance payments.
     (12) Reflecting 25,000 RSUs awarded on 3/27/03 and 75,000 RSUs awarded on 4/15/05; includes units that met the hurdle price after 12/31/06.
     (13) Of this amount, $6,372,000 reflects amount under the Second Amended and Restated Earnings Participation Award Agreement and $4,867,000 reflects amount under the 2008-2010 Earnings Participation Award Agreement.
     (14) Reflecting 15,504 RSUs that fully vested on 1/2/07.

     (15) Earned but unpaid amounts of net sale proceeds of completed projects through 12/31/06 under the Amended and Restated Employment Agreement; includes the Ocala Property ($1,647,357) which is subject to an annual cap of $350,000 and another property ($13,198). The annual cap and an amount for the other property were paid in March 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
       Lynn Getman, wife of Named Executive Officer Dennis J. Getman, was employed as a senior officer of a subsidiary of Avatar. Ms. Getman was paid an aggregate salary and bonus of $159,711 during 2006.
2. APPOINTMENT OF AUDITORS
       Ernst & Young LLP, independent registered public accounting firm, audited the financial statements of Avatar for the fiscal year ended December 31, 2006. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.
      Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
      Subject to approval by the stockholders, the Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors of Avatar for the fiscal year ending December 31, 2007. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.
Audit Fees
       The following table sets forth the approximate amount of fees paid, or estimated to be paid, to Ernst & Young LLP for professional services during the fiscal years ended December 31, 2006 and 2005:

	2006	2005

Audit services	$890,386	$878,265
Audit-related services	19,500	30,000
Tax services	10,000	5,000
All other services	0	0

	$919,886	$913,265
      Audit services generally include the audit of the annual financial statements for Avatar and its consolidated subsidiaries and review of quarterly financial statements. Audit services for 2006 and 2005 include $340,150 and $354,265, respectively, related to the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.
      Audit-related services generally include audits of employee benefit plans, review of cash awards under incentive compensation plans and advisory services in connection with implementation of certain procedures to comply with the Sarbanes-Oxley Act of 2002. Tax services, which are estimated, generally relate to review of the consolidated tax return.
      The Audit Committee adopted a policy requiring preapproval of audit and non-audit services provided by the principal independent accountants. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2006 fiscal year.

3. APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2005 RESTATEMENT)
Background
       Avatar’s stockholders previously approved Avatar’s Amended and Restated 1997 Incentive Capital Accumulation Plan (2005 Restatement) (the “Incentive Plan”). On April 23, 2007, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, an amendment to the Incentive Plan. The proposed amendment would:

•	increase the aggregate number of shares of Common Stock that may be subject to Benefits (as defined below) granted, by 200,000 shares (from 1,300,000 shares to 1,500,000 shares); and

•	increase the aggregate number of shares that could be granted to any individual over the term of the Incentive Plan by 200,000 shares (from 750,000 to 950,000 shares).
      As of April 23, 2007, of the 1,300,000 shares of Common Stock authorized under the Incentive Plan, there remained available 297,787 shares of Common Stock for issuance. This amount does not reflect any reduction for the number of shares of Common Stock which may become issuable to each of Messrs. Kelfer, Fels and Levy pursuant to awards made in 2003 under Earnings Participation Award Agreements. This amount, if any, is not presently determinable, as the number is dependent upon Avatar’s achievement of “gross profit” from January 1, 2003 through December 31, 2007 in excess of a target gross profit, and the market price of the Common Stock at the time of determination. See “Employment and Other Agreements.”
Summary
       The following summary describes the material features of the Incentive Plan as proposed to be amended. A copy of the Incentive Plan is filed with the SEC and attached as an exhibit to our proxy statement for the annual meeting of stockholders held on May 24, 2005.

Purpose
      The Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, officers and employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

Shares Available
      The amendment to the Incentive Plan makes available for Benefits an aggregate of 1,500,000 shares of Avatar Common Stock, subject to certain adjustments. During the term of the Incentive Plan, the maximum number of shares of Avatar Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 950,000. Any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised and any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash, any shares delivered to Avatar as part or full payment for the exercise of a stock option or stock appreciation right, or any shares withheld to satisfy tax withholding shall again be available for Benefits under the Incentive Plan. The preceding sentence will apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits under the Plan. It will not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to any individual participant under the Plan.

Administration
      The Incentive Plan provides for administration by a committee or committees of the Board of Directors or a subcommittee of a committee of the Board (the “Committee”), which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” within the meaning of Treasury Regulation § 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Incentive Plan, to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select the directors, officers and employees of Avatar and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits, and to determine the extent to which any Benefit under the Incentive Plan is required to comply, or not comply, with Section 409A of the Code. Benefits granted to non-employee directors of Avatar will be made by the Nominating and Corporate Governance Committee of the Board (or such other committee as may be determined by the Board).

Eligibility for Participation
      Directors, officers and employees of Avatar or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible directors, officers and employees is within the discretion of the Committee. It is expected that non-employee directors (currently, ten persons), executive officers (currently, seven persons) and certain other employees (currently, forty persons) will be eligible to participate.

Types of Benefits
      The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units (collectively, “Benefits”). Benefits may be granted singly or in combination as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.
      Under the Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Avatar Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock subject to the option; however, the exercise price shall not be less than 100% of the “Fair Market Value” of the Avatar Common Stock on the date the stock option is granted. For purposes of the Incentive Plan, “Fair Market Value” means the closing price of Avatar’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the Common Stock is not readily tradeable, Fair Market Value means the amount determined in good faith by the Committee as the fair market value of the Common Stock.
      The Incentive Plan authorizes the Committee to grant stock appreciation rights (“SARs”). An SAR is a right to receive a payment, in cash, Avatar Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Avatar Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Avatar Common Stock on the date the right is granted, all as determined by the Committee. Each SAR shall be subject to such terms and conditions as that Committee shall impose from time to time.
      The Committee may, in its discretion, grant stock awards or stock units to participants. Such grants may be subject to such terms and conditions as the Committee determines appropriate. The Committee, in its discretion, may grant performance awards which may take the form of shares of Avatar Common Stock or stock units, or any combination thereof, and which may constitute Performance-Based Awards. Such performance awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance targets. The length of the performance period, the performance targets to be achieved and the measure of whether and to what degree such targets have been achieved will be determined by the Committee.

Performance-Based Awards
      Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, or one or more business units of Avatar or Avatar as a whole. The business criteria shall be as follows, individually or in combination: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models or reductions in costs. In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion and analysis.

Other Terms of Benefits
      The Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of an award by a participant to members of the participant’s immediate family or trusts for the benefit of such person or family partnerships.
      Upon the grant of any Benefit under the Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after April 15, 2015. The Committee reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) increase the aggregate number of shares of

Common Stock which may be issued under the plan; (ii) increase the maximum number of shares with respect to Benefits that may be granted to any individual under the plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the plan; or (iv) modify the requirements as to eligibility for participation in the plan.
      The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock spilt, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution or any extraordinary dividend or distribution of cash or other assets (other than normal cash dividends) to stockholders of Avatar. The Incentive Plan contains provisions for the acceleration of exercisability or vesting of Benefits in the event of a change in control of Avatar, including the cash settlement of such Benefits.
Certain Federal Income Tax Consequences
       The statements in the following paragraphs of the principal federal income tax consequences of stock options under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.
      Incentive Stock Options. Incentive stock options (“ISOs”) granted under the Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.”
      An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by Avatar from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month-period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO, after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options.”
      Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Avatar Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period — thereby making a “disqualifying disposition” — the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income therefrom would be limited to the gain (if any) realized on the sale.
      Avatar will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Avatar generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee.

      Non-Qualified Stock Options. Non-qualified stock options (“NSOs”) granted under the Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO will not recognize any taxable income upon the grant of such NSO. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.
      The ordinary income recognized with respect to the receipt of shares upon exercise of an NSO will be subject to both wage withholding and other employment taxes.
      A federal income tax deduction generally will be allowed to Avatar in an amount equal to the ordinary income included by the individual with respect to his or her NSO.
      Certain Limitations on Deductibility of Executive Compensation. Avatar believes that stock options granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).
      Change in Control. In general, if the total amount of payments to an individual that are contingent upon a change of control of Avatar (within the meaning of Section 280G of the Code), including payments under the Incentive Plan that vest upon a change in control, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to Avatar and the individual would be subject to a 20% excise tax on such portion of the payments.
Other Information
       The closing price of a share of Common Stock on April 23, 2007 was $71.18 per share.
      As of April 23, 2007, since inception of the Incentive Plan in 1997, the following persons and groups have received the number of options to purchase Common Stock under the plan listed: Gerald Kelfer, Chief Executive Officer and President (0 options, excluding 225,000 options which were cancelled); Jonathan Fels, President — Avatar Properties Inc. (110,000 options); Michael Levy, Executive Vice President and Chief Operating Officer — Avatar Properties Inc. (110,000 options); Dennis Getman, Executive Vice President (10,000 options); Charles McNairy, Executive Vice President, Treasurer and Chief Financial Officer (0 options); current executive officers, as a group (230,000 options, excluding Mr. Kelfer’s 225,000 cancelled options); current directors who are not executive officers, as a group (0 options); each nominee for election as a director (0 options, excluding Mr. Kelfer’s 225,000 cancelled options); each associate of any such directors, executive officers or nominees (0 options); each other person who received or is to receive five percent of such options (0 options); and all employees (current or former), including all current officers, as a group (310,000 options, excluding Mr. Kelfer’s 225,000 cancelled options). Options to be received in the future are not presently determinable.
      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the Incentive Plan. See “Voting Rights and Proxy Information” above. If the amendment to the Incentive Plan is not approved by the stockholders, the Incentive Plan will continue in effect without giving effect to the proposed amendment.
Board Recommendation
       The Board of Directors believes that the amendment to the Incentive Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the amendment to the Incentive Plan. It is intended that the proxies will be voted in such manner unless otherwise directed.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS
       If a stockholder intends to present a proposal for action at the 2008 Annual Meeting and wishes to have such proposal considered for inclusion in Avatar’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of Avatar by December 26, 2007. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals.
      Avatar’s By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by Avatar not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, Avatar may disregard such proposal or nomination.
      In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2008 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then Avatar’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Avatar, Juanita I. Kerrigan, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.
SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Section 16(a) of the Securities Exchange Act of 1934 requires Avatar’s officers and directors, and any persons who own more than ten percent of Avatar’s Common Stock, to file reports of initial ownership of Avatar’s Common Stock and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that all Section 16(a) filing requirements were complied with.

ADDITIONAL INFORMATION
       All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, electronic mail or by other electronic means, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary
Dated: April 30, 2007.

Notice of 2007 Annual Meeting and Proxy Statement

AVATAR HOLDINGS INC.

PROXY

AVATAR HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gerald D. Kelfer and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on April 2, 2007 at the Annual Meeting of Stockholders to be held on May 31, 2007, or any adjournment or adjournments thereof.

     If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued on next page)

Address Change/Comments (Mark the corresponding box on the reverse side)

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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Item 1	-	ELECTION OF TEN DIRECTORS	FOR all nominees	WITHHOLD
		Nominees: 01 P.D. Barnett, 02 E.A. Brea,	listed at left (except	AUTHORITY
		03 M. Dresner, 04 R. Einiger,	as marked to the	to vote for all
		05 G.D. Kelfer,	contrary below).	nominees listed.
		06 Joshua Nash, 07 K.T. Rosen, 08 J.M. Simon, 09 F.S. Smith, 10 B.A. Stewart	☐	☐

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

(Instruction: To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.)

Item 2	-	APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF AVATAR HOLDINGS INC. FOR 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Item 3	-	APPROVAL OF THE AMENDMENT TO THE AVATAR HOLDINGS INC. AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2005 RESTATEMENT).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Item 4	-	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK IF YOU PLAN TO ATTEND	☐
THE ANNUAL STOCKHOLDERS MEETING

Signature	Signature	Date

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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